Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

HORIZON HEALTH CORPORATION

as Parent,

HORIZON MENTAL HEALTH MANAGEMENT, INC.

as Borrower,

JPMORGAN CHASE BANK, N.A.

as Agent,

and

the banks named herein

with

KeyBank National Association and Wells Fargo Bank, N.A.

as co-documentation agents,

and

Bank of America, N.A.,

as syndication agent

10 June 2005

with

J.P. Morgan Securities Inc.

AS SOLE LEAD ARRANGER

TABLE OF CONTENTS, Page i

TABLE OF CONTENTS, Page ii

Section 7.18.		Public Utility Holding Company Act	37
Section 7.19.		Environmental Matters	37
Section 7.20.		Solvency	38
Section 7.21.		Benefit Received	38

ARTICLE VIII.	POSITIVE COVENANTS		38

Section 8.1.		Reporting Requirements	38
	(a)	Annual Financial Statements	38
	(b)	Quarterly Financial Statements	38
	(c)	Compliance Certificate	39
	(d)	Annual Projections	39
	(e)	Management Letters	39
	(f)	Notice of Litigation	39
	(g)	Notice of Default	39
	(h)	ERISA Reports	39
	(i)	Reports to Other Creditors	39
	(j)	Notice of Material Adverse Effect	39
	(k)	Proxy Statements, etc	40
	(l)	Financial Statements for Insights	40
	(m)	General Information	40
Section 8.2.		Maintenance of Existence; Conduct of Business	40
Section 8.3.		Maintenance of Properties	40
Section 8.4.		Taxes and Claims	40
Section 8.5.		Insurance	40
Section 8.6.		Inspection Rights	40
Section 8.7.		Keeping Books and Records	41
Section 8.8.		Compliance with Laws	41
Section 8.9.		Compliance with Agreements	41
Section 8.10.		Further Assurances and Collateral Matters.	41
	(a)	Further Assurance and Exceptions to Perfection	41
	(b)	Subsidiary Pledge	41
	(c)	Parent Pledge of Subsidiary Stock	42
	(d)	Restricted Group Members	43
	(e)	Mortgages; Title Insurance; Surveys and Related Documentation	44
Section 8.11.		ERISA	45

ARTICLE IX.	NEGATIVE COVENANTS		45

Section 9.1.		Debt	45
Section 9.2.		Limitation on Liens and Restrictions on Subsidiaries	46
Section 9.3.		Mergers, etc	48
Section 9.4.		Restrictions on Dividends and other Distributions	48
Section 9.5.		Investments	49
Section 9.6.		Limitation on Issuance of Capital Stock	51
Section 9.7.		Transactions With Affiliates	52
Section 9.8.		Disposition of Assets	52
Section 9.9.		Lines of Business	52
Section 9.10.		Sale and Leaseback	52
Section 9.11.		Prepayment of Debt	52

TABLE OF CONTENTS, Page iii

TABLE OF CONTENTS, Page iv

TABLE OF CONTENTS, Page v

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
A	Revolving Note
B	Assignment and Assumption
C	Compliance Certificate
D	Increased Commitment Supplement
E	Loan Change Notice
F	Letter of Credit Notice

INDEX TO SCHEDULES

Schedule	Description of Schedule
1.1(a)	Revolving Commitments
1.1(b)	Security Documents
7.6	Rights in Properties; Liens
7.14	List of Subsidiaries
9.1	Debt
9.2	Existing Liens
9.5	Existing Investments

INDEX TO EXHIBITS AND SCHEDULES, Solo Page

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”), dated as of June 10, 2005, is among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (“Parent”), HORIZON MENTAL HEALTH MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Texas (“Borrower”), each of the banks or other lending institutions which is or which may from time to time become a party hereto or any successor or assignee thereof (individually, a “Bank” and, collectively, the “Banks”), and JPMORGAN CHASE BANK, N.A. (who was formerly JPMorgan Chase Bank, who was successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to the Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the “Agent”).

R E C I T A L S:

A. Parent, Borrower, Bank of America, JPMorgan Chase Bank and the Agent entered into that certain Second Amended and Restated Credit Agreement dated as of May 23, 2002 which has been amended by the following amendments:

(i) First Amendment to Second Amended and Restated Credit Agreement dated as of September 25, 2002;

(ii) Second Amendment to Second Amended and Restated Credit Agreement dated as of October 4, 2002;

(iii) Third Amendment to Second Amended and Restated Credit Agreement dated as of April 4, 2003;

(iv) Fourth Amendment to Second Amended and Restated Credit Agreement dated as of August 29, 2003 pursuant to which, among other things, Wells Fargo Bank Texas, National Association was added as a “Bank” under the Second Amended and Restated Credit Agreement;

(v) Fifth Amendment to Second Amended and Restated Credit Agreement dated as of February 10, 2004;

(vi) Sixth Amendment to Second Amended and Restated Credit Agreement dated as of April 19, 2004; and

(vii) Seventh Amendment to Second Amended and Restated Credit Agreement dated as of May 4, 2004 pursuant to which, among other things, KeyBank National Association was added as a “Bank” under the Second Amended and Restated Credit Agreement

Such Second Amended and Restated Credit Agreement, as amended or otherwise modified, herein the “Second Credit Agreement”.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 1

B. On the date of the closing of the Second Credit Agreement, the following parties were “Obligated Parties” under the Second Credit Agreement:

Mental Health Outcomes, Inc.

Geriatric Medical Care, Inc.

Specialty Rehab Management, Inc.

HHMC Partners, Inc.

Horizon Behavioral Services, Inc.

Florida Psychiatric Associates, Inc.

Horizon Behavioral Services of Florida, Inc.

FPMBH of Texas, Inc.

HMHM of Tennessee, Inc.

Occupational Health Consultants of America, Inc.

Employee Assistance Services, Inc.

Horizon Behavioral Services IPA, Inc.

Horizon Behavioral Services Of New Jersey, Inc.

Horizon Behavioral Services Of New York, Inc.

C. Since the closing date under the Second Credit Agreement, the following events have occurred:

(i) Geriatric Medical Care, Inc. was merged with and into the Borrower on August 31, 2002;

(ii) The Parent purchased all of the membership interests of ProCare One Nurses, LLC, a Delaware limited liability company (“ProCare”). ProCare entered into a Subsidiary Joinder Agreement, dated as of July 3, 2002, joining into the Subsidiary Security Agreement and the Guaranty (as both such terms are defined herein) as a debtor and guarantor, respectively, thereunder. The Parent entered into a Pledge Amendment, dated as of July 3, 2002, amending Schedule 1 to the Parent Pledge Agreement (as such term is defined herein) to add 100% of the membership interests of ProCare thereto;

(iii) Horizon Behavioral Services, Inc. (“HBS”) purchased all of the issued and outstanding capital stock of Health and Human Resource Center, Inc., doing business as Integrated Insights, a California corporation (“Insights”) and Insights was designated as a “Restricted Subsidiary” under the Second Credit Agreement and therefor did not join into the Subsidiary Security Agreement nor the Guaranty.

(iv) HBS purchased all of the capital stock of Employee Assistance Programs International, Inc., a Colorado corporation (“EAPI”) EAPI entered into a Subsidiary Joinder Agreement, dated as of November 12, 2002, joining into the Subsidiary Security Agreement and the Guaranty as a debtor and guarantor, respectively, thereunder. The HBS entered into a Pledge Amendment, dated as of November 12, 2002, amending Schedule 1 to its Subsidiary Pledge Agreement to add 100% of the capital stock of EAPI thereto;

(v) On June 1, 2003, the Parent transferred 1,000 shares of Mental Health Outcomes, Inc. to the Borrower.

(vi) Effective as of June 30, 2003: EAPI was converted into Employee Assistance Programs International, LLC; Occupational Health Consultants of America, Inc. was converted into Occupational Health Consultants of America, LLC; Horizon Behavioral Services of Florida, Inc. merged into HBS-FL Acquisition, LLC and HBS-FL Acquisition, LLC changed its name to Horizon Behavioral Services of Florida, LLC; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 2

Florida Psychiatric Associates, Inc. merged into FPA-FL Acquisition, LLC and FPA-FL Acquisition, LLC changed its name to Florida Psychiatric Associates, LLC;

(vii) Pursuant to the terms of that certain Lease Agreement dated as of December 20, 1995 between North Central Development Company and the Parent, by deed dated July 31, 2003 the Parent exercised its right to purchase North Central Development Company’s interest in the premises lease pursuant to such Lease Agreement and the Parent executed a Mortgage encumbering such property in favor of the Agent;

(viii) The Parent entered into an Asset Purchase Agreement dated as of March 12, 2004 with Northern Indiana Hospital, LLC (the “NIH Asset Purchase Agreement”). The Parent assigned its rights and obligations under the NIH Asset Purchase Agreement to HHC Indiana, Inc. (“HHC Indiana”), a wholly-owned subsidiary of the Borrower. In connection with the transactions contemplated by the NIH Asset Purchase Agreement, HHC Indiana entered into (1) a Subsidiary Joinder Agreement, dated as of April 1, 2004, joining into the Subsidiary Security Agreement and the Guaranty as a debtor and a guarantor, respectively, under the Second Credit Agreement and (2) a Commercial Mortgage, Absolute Assignment of Rents, Security Agreement and Financing Statement, dated as of April 1, 2004, granting Agent a lien in the real property commonly known as 1800 N. Oak Road, Plymouth, IN 46563. The Borrower entered into a Pledge Amendment, dated as of April 1, 2004, amending Schedule 1 to the Borrower Pledge Agreement to add 100% of the capital stock of HHC Indiana thereto;

(ix) Specialty Rehab Management, Inc. changed it name to Horizon Health Physical Rehabilitation Services, Inc.;

(x) The Borrower created a new subsidiary, HHC Poplar Springs, Inc., a Virginia Corporation (“HHC Poplar”). HHC Poplar purchased Poplar Springs Hospital and certain other assets of PSH Acquisition Corporation and in connection with that acquisition: (1) HHC Poplar enter into a Subsidiary Joinder Agreement joining into the Subsidiary Security Agreement and the Guaranty as a debtor and guarantor, respectively, under the Second Credit Agreement, (2) the Borrower entered into a Pledge Amendment amending Schedule 1 to the Borrower Pledge Agreement to add 100% of the capital stock of HHC Poplar thereto and (3) HHC Poplar entered into a Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement granting Agent a lien in real property located in the Commonwealth of Virginia;

(xi) The Borrower created a new subsidiary, HHC Ohio, Inc. (“HHC Ohio”). Effective January 1, 2005, HHC Ohio subleased real and personal property related to Laurelwood Hospital from Lake Hospital System, Inc. As part of the transaction, HHC Ohio also became the sole beneficiary of Laurelwood Associates Trust, which is the sole owner of Laurelwood Associates, Inc., a professional corporation. In connection with those transactions, HHC Ohio enter into a Subsidiary Joinder Agreement joining into the Subsidiary Security Agreement and the Guaranty as a debtor and guarantor, respectively, under the Second Credit Agreement but did not pledge its beneficiary interest in Laurelwood Associates Trust to the Agent to secure the Obligations pursuant to the terms of the Subsidiary Pledge Agreement and Laurelwood Associates Trust and Laurelwood Associates, Inc. were not joined into the Loan Documents as Obligated Parties;

(xii) The Borrower created new subsidiaries, Friends Behavioral Health Systems, LP, a Pennsylvania limited partnership (“Friends LP”), and Friends GP, LLC, a Pennsylvania limited liability company which is the sole general partner of Friends LP

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 3

(“FGP”), for the purpose of acquiring the psychiatric hospital and residential treatment center owned by Friends Hospital, a Pennsylvania nonprofit corporation (which upon such acquisition will change its name Thomas Scattergood Behavioral Health Foundation) (“FH”), located in Philadelphia, Pennsylvania and operated under the name “Friends Hospital” (the “Hospital”). The acquisition of the Hospital will occur pursuant to that certain Asset Acquisition and Contribution Agreement dated as of April 22, 2005, between Friends LP and FH (the “Friends Acquisition Agreement”), pursuant to which Friends LP will acquire the Hospital and FH will receive a 19.98% limited partnership interest in Friends LP and a 20% membership interest in FGP, with Borrower retaining a 79.92% limited partnership interest in Friends LP and an 80% membership interest in FGP. In connection with the issuance of such interests to FH at the closing of the transactions contemplated by the Friends Acquisition Agreement, FGP, FH and the Borrower will execute an Amended and Restated Limited Partnership Agreement of Friends LP (the “Friends Partnership Agreement”) and an Amended and Restated Operating Agreement of FGP (the “FGP Operating Agreement”). The Borrower also created a new subsidiary, HHC Pennsylvania, LLC, a Pennsylvania limited liability company, to enter into an agreement to manage the Hospital following the closing of the transaction contemplated by the Friends Acquisition Agreement, however, the Borrower now intends to manage the Hospital itself pursuant to a management agreement and does not anticipate that HHC Pennsylvania, LLC will be an active Subsidiary;

(xiii) Borrower created a new subsidiary, HHC River Park, Inc., a West Virginia corporation, for the purpose of acquiring (A) a psychiatric hospital located in Huntington, West Virginia and known as River Park Hospital from Mountain State Behavioral Health Services, LLC, a West Virginia limited liability company, and (B) all of the outstanding capital stock of PsychManagement Group, Inc., a West Virginia corporation, from Scott C. Stamm and Patrick Burrows;

(xiv) Horizon Behavioral Services IPA, Inc., Horizon Behavioral Services of New Jersey, Inc., Horizon Behavioral Services of New York, Inc., and Horizon Behavioral Services of California, Inc. have merged into Horizon Behavioral Services, Inc; and

(xv) FPMBH of Texas, Inc. and FPM Behavioral Health Services, Inc. have been dissolved and any assets were transferred to their respective shareholder.

D. Amegy Bank National Association and Wachovia Bank, National Association wish to be added as “Banks” under the Credit Agreement.

E. Each of Parent, Borrower, the Obligated Parties under the Second Credit Agreement, the Banks party hereto and Agent wish to amend and restate the Second Credit Agreement in its entirety, as hereinafter set forth, to among other things, increase the committed amount of the facility provided under the Second Credit Agreement and join Amegy Bank National Association and Wachovia Bank, National Association as “Banks” hereunder.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 4

ARTICLE I.

Definitions

Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” means either a Base Rate Account or a Eurodollar Account.

“Acquisition Subsidiary” means a Subsidiary which is created solely for the purpose of consummating an acquisition and which does not have any business operations. Upon the consummation of the proposed acquisition, such Subsidiary shall no longer be considered an Acquisition Subsidiary and shall be subject to the provisions of Sections 8.10(b) and (c). As of the Closing Date, HHC River Park, Inc., Friends LP, FGP, and HHC Pennsylvania, LLC are the only Acquisition Subsidiaries.

“Act” has the meaning specified in Section 13.22.

“Additional Costs” has the meaning specified in Section 5.1.

“Adjusted EBITDA” has the meaning specified in Section 10.4.

“Adjusted Eurodollar Rate” means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by Agent to be equal to the Eurodollar Rate for such Eurodollar Account for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Account for such Interest Period.

“Adjustment Date” has the meaning specified in Section 3.2.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Agent or any Bank be deemed an Affiliate of Parent or any Subsidiaries.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Lending Office” means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Borrower and Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

“Applicable Rate” has the meaning set forth in Section 3.1.

“Approved Fund” has the meaning set forth in Section 13.8.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Bank and its assignee and accepted by Agent pursuant to Section 13.8, in substantially the form of Exhibit B.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 5

“Bank” has the meaning set forth in the introductory paragraph of this Agreement.

“Base Margin” has the meaning specified in Section 3.2.

“Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus ½ of 1% or (b) the Prime Rate in effect on such day. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum then most recently publicly announced from time to time by JPMorgan as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Agent, of the quotations for the day of such transactions received by Agent from three federal funds brokers of recognized standing selected by it. If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Base Rate may not be any Bank’s best or favored rate and the Banks may make other loans to other Persons at rates lower than the Base Rate.

“Base Rate Account” means a portion of a Loan that bears interest at a rate based upon the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Borrower Pledge Agreement” that certain Pledge and Security Agreement, dated as of December 9, 1997 between the Parent and the Agent, as the same has been and may hereafter be amended or otherwise modified, including, without limitation, the following amendments: Pledge Amendment dated as of June 1, 1998, Pledge Amendment dated as of August 1, 1998, and Pledge Amendment dated as of July 3, 2002.

“Business Day” means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or the State of New York or is a day on which banking institutions located in the State of Texas or the State of New York are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Eurodollar Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the European interbank market.

“Calculation Period” has the meaning specified in Section 3.2.

“Capital Expenditures” means, for any period, all expenditures of Parent and its Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 6

sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Closing Date” means June 10, 2005.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” means the property in which Liens have been granted pursuant to the Parent Security Agreement, the Parent Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Pledge Agreements, and the Mortgages whether such Liens are now existing or hereafter arise.

“Commitment Fee Rate” has the meaning specified in Section 3.2(c).

“Commitment Percentage” means, as to any Bank, the percentage equivalent of a fraction, the numerator of which is the amount of the Revolving Commitment of such Bank and the denominator of which is the aggregate amount of the Revolving Commitments of all of the Banks.

“Compliance Certificate” means a certificate in substantially the form of Exhibit C properly completed and executed by the chief financial officer of Parent.

“Consolidated Net Income” has the meaning specified in Section 10.2.

“Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to Section 3.5 of a Eurodollar Account as a Eurodollar Account from one Interest Period to the next Interest Period.

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 3.5 or Article V of one Type of Account into the other Type of Account.

“Debt” means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are past due by more than ninety (90) days but are being contested in good faith by appropriate proceedings diligently pursued; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of all unfunded vested benefits under any Plan; (i) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on capital stock (or other equity); (j) all obligations of such Person, contingent or otherwise, for the payment of money under any non-compete, consulting, performance based or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof, in each case to the extent reflected as a liability on the balance sheet of a Person in accordance with GAAP; (k) all obligations of such Person under any interest rate or currency swap, cap, collar or similar hedge agreement; (l) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 7

the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement (sometimes known as a synthetic lease); and (m) any other amounts which are required to be reflected as a liability on the balance sheet of a Person in accordance with GAAP, excluding trade accounts payable excluded from Debt pursuant to clause (c) of this definition, accruals, deferred credits, and loss contingencies.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Rate” means, in respect of any principal of any Loan, or any other amount payable by Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Eurodollar Account and the due date is a day other than the last day of an Interest Period therefor, the “Default Rate” for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in Section 3.1 hereof, and, thereafter, the rate provided for above in this definition).

“Dollars” and “$” mean lawful money of the United States of America.

“EAPI” has the meaning specified in the Recitals to this Agreement.

“EBITDA” has the meaning specified in Section 10.3.

“Eligible Assignee” has the meaning set forth in Section 13.8.

“Environmental Laws” means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Parent or is under common control (within the meaning of Section 414(c) of the Code) with Parent.

“Eurodollar Account” means a portion of a Loan that bears interest at a rate based upon the Adjusted Eurodollar Rate.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 8

“Eurodollar Rate” means, for any Eurodollar Account for any Interest Period therefor, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of Five Million Dollars ($5,000,000) and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Margin” has the meaning specified in Section 3.2.

“Event of Default” has the meaning specified in Section 11.1.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of November 15, 2000 among Parent, Borrower, Texas Commerce Bank National Association (now JPMorgan Chase Bank, N.A.) and the lenders party thereto, as such agreement was amended and modified from time to time prior to the effectiveness of the Second Credit Agreement.

“Federal Funds Effective Rate” has the meaning specified in the definition of Base Rate.

“FGP” has the meaning specified in the Recitals to this Agreement.

“FGP Operating Agreement” has the meaning specified in the Recitals to this Agreement.

“FH” has the meaning specified in the Recitals to this Agreement.

“Fiscal Quarters” means the four (4) periods falling in each Fiscal Year, each such period three (3) calendar months in duration with the first such period in any Fiscal Year beginning on the first day of September and the last such period in any Fiscal Year ending on the last day of August.

“Fiscal Year” means twelve (12) month period beginning on the first day of September and ending on the last day of August of the following year.

“Friends Acquisition Agreement” has the meaning specified in the Recitals to this Agreement.

“Friends LP” has the meaning specified in the Recitals to this Agreement.

“Friends Partnership Agreement” has the meaning specified in the Recitals to this Agreement.

“Fund” has the meaning specified in Section 13.8.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 9

“Governmental Authority” means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The amount of any Guarantee shall be equal to the amount of the obligations so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Guaranty” means that certain Unconditional Guaranty Agreement, dated as of December 9, 1997 in favor of the Agent and the banks party to the Original Credit Agreement originally entered into by Borrower, Mental Health Outcomes, Inc., HHG Colorado, Inc., HHMC Partners, Inc., Geriatric Medical Care, Inc., Specialty Rehab Management, Inc. (who is now Horizon Health Physical Rehabilitation Services, Inc.), Acorn Behavioral Healthcare Management Corporation and Florida Professional Psychological Services, Inc., as the same has been amended pursuant to Subsidiary Joinder Agreements so that all the Obligated Parties are party thereto (including, without limitation, the Subsidiary Joinder Agreements described on Schedule 1.1(b) hereto) and as the same has been and may hereafter be amended or otherwise modified.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

“HBS” has the meaning specified in the Recitals to this Agreement.

“HHC Ohio” has the meaning specified in the Recitals to this Agreement.

“HHC Poplar” has the meaning specified in the Recitals to this Agreement.

“Increased Commitment Supplement” means a supplement to this Agreement substantially in the form attached hereto as Exhibit D, executed and delivered by Borrower, Agent and one or more of the Banks and/or any New Banks, which sets forth the increase in the Revolving Commitment of each Bank party thereto, and to the extent that there are New Banks, the agreement of each such New Bank to become a Bank party to and bound by this Agreement and the other Loan Documents.

“Indebtedness” has the meaning specified in Section 10.3.

“Indebtedness to Adjusted EBITDA Ratio” means the ratio of Indebtedness to Adjusted EBITDA as determined and calculated in accordance with Section 10.3.

“Insights” means Health and Human Resource Center, Inc., doing business as Integrated Insights, a California Corporation.

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“Interest Period” means with respect to any Eurodollar Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Eurodollar Account, and ending on the numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter, as Borrower may select as provided in Section 3.5 or 4.3, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period in existence under a Loan which would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date; (c) no more than six (6) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Eurodollar Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Eurodollar Account shall not be available hereunder.

“Issuing Bank” means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.7(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMorgan” means JPMorgan Chase Bank, N.A., in its individual capacity and not as Agent, and its successors, formerly JPMorgan Chase Bank who was successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time shall be its Commitment Percentage of the total LC Exposure at such time.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any letter of credit issued or outstanding under the Second Credit Agreement and outstanding on the Closing Date.

“Letter of Credit Notice” has the meaning set forth in Section 2.7(b).

“Lien” means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Loan Change Notice” has the meaning set forth in Section 4.3.

“Loan Documents” means this Agreement, the Original Credit Agreement, the Existing Credit Agreement, the Second Credit Agreement, the Letters of Credit, the Revolving Notes, the Parent Security Agreement, the Parent Pledge Agreement, the Guaranty, the Subsidiary Security Agreement, the Subsidiary Pledge Agreements, and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, applications and agreements for Letters of Credit, and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection

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with this Agreement (including, without limitation, those agreements described on Schedule 1.1(b) hereto), as such instruments, agreements, and other documentation may be amended or otherwise modified.

“Loans” means, as to any Bank, the advances made by such Bank pursuant to Section 2.1 and the loans outstanding under the Second Credit Agreement as of the Closing Date, which are not being repaid but are being continued as “Loans” hereunder.

“Material Adverse Effect” means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Parent and the Subsidiaries taken as a whole or (b) a material adverse effect on the validity, perfection, priority, or ability of Agent to enforce Agent’s Lien on the Collateral or of the ability of Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

“Maximum Rate” means, at any time and with respect to any Bank, the maximum rate of non-usurious interest under applicable law that such Bank may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with Chapter 303 of the Texas Finance Code.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations, including, without limitation, the mortgages and deeds of trust described on Schedule 1.1(b) hereto, as each of the same may be amended or otherwise modified from time to time. Each Mortgage shall be satisfactory in form and substance to the Agent.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by an Obligated Party and identified on Schedule 7.6, and includes each other parcel of owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 8.10(e).

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Parent or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Proceeds” has the meaning specified in Section 3.4(b).

“New Banks” has the meaning specified in Section 2.6(b).

“NIH Asset Purchase Agreement” has the meaning specified in the Recitals to this Agreement.

“Not-For-Profit Acquisition” means the acquisition of a business, which prior to the acquisition was operated by a not-for-profit entity, by the transfer of all or substantially all of the operating assets of the business to a new Person if that Person will be controlled (as defined in the definition of Affiliate) by

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an Obligated Party and if the majority of the stock or other equity interest issued by such Person will be owned by an Obligated Party.

“Obligated Party” means Parent, the Subsidiaries who are parties to the Guaranty, the Subsidiary Security Agreement or a Subsidiary Pledge Agreement or any other Person (exclusive of Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof. Not all Subsidiaries are Obligated Parties. As of the Closing Date, AHG Partnership, Insights, Laurelwood Associates Trust, Laurelwood Associates, Inc., Friends LP, FGP, HHC Pennsylvania, LLC and HHC River Park, Inc. are the only Subsidiaries of Parent that are not Obligated Parties. As of the Closing Date, the Subsidiaries who are Obligated Parties are listed on the Obligated Party Consent attached hereto.

“Obligation” means all obligations, indebtedness, and liabilities of Borrower to Agent, the Issuing Bank, and the Banks, or any of them, arising pursuant to: (a) any of the Loan Documents, (b) any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by Agent, the Issuing Bank, or any Bank with Parent or any Subsidiary enabling Parent or a Subsidiary to fix or limit its interest expense, and (c) any deposit, treasury management or other cash management arrangements entered into by Agent, the Issuing Bank, or any Bank with Parent or any Subsidiary, in each case, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of Borrower to repay the Loans, the LC Disbursements, interest on the Loans and LC Disbursements, and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the Loan Documents, such agreements enabling Parent or any Subsidiary to fix or limit its interest expense or in the agreements relating to such deposit, treasury management or other cash management arrangements.

“Original Credit Agreement” means that certain Credit Agreement dated as of December 9, 1997 among Parent, Texas Commerce Bank National Association (now JPMorgan Chase Bank, N.A.), individually as a bank and as the agent, Bank of America National Trust and Savings Association (now known as Bank of America, N.A.), Comerica Bank-Texas, Coöperatieve Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank Nederland,” New York Bank, and Banque Paribas, Houston Agency, as such agreement was amended and modified from time to time prior to the effectiveness of the Existing Credit Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Parent” has the meaning specified in the introductory paragraph of this Agreement.

“Parent Joinder Agreement” means the Parent Joinder Agreement executed on November 15, 2000, and substantially in the format of Exhibit ”D” to the Existing Credit Agreement.

“Parent Pledge Agreement” means the Pledge and Security Agreement, dated as of December 9, 1997 executed by the Parent for the benefit of the Agent, as the same has been amended by the Pledged Amendments described on Schedule 1.1(b) and as the same has otherwise been and may hereafter be amended or otherwise modified.

“Parent Security Agreement” means the a Security Agreement, dated as of December 9, 1997 executed by the Patent for the benefit of Agent, as the same has been and may hereafter be amended or otherwise modified.

“Permitted Acquisition” means an acquisition of a Person or its assets in a transaction complying with the conditions set out in Section 9.5(a).

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“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

“Plan” means any employee benefit plan established or maintained by Parent or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Principal Office” means the principal office of Agent, located at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081.

“ProCare” has the meaning specified in the Recitals to this Agreement.

“Prohibited Transaction” means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

“Quarterly Payment Date” means the last day of May, August, November, and February of each year, the first of which shall be August 31, 2005.

“Reducible Amount” has the meaning specified in Section 10.2.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulatory Change” means, with respect to any Bank or the Issuing Bank, any change after the date of the Existing Credit Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank or the Issuing Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

“Remedial Action” means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Required Banks” means Banks having (a) fifty-one percent (51%) or more of the Revolving Commitments or (b) if all Revolving Commitments have terminated, fifty-one percent (51%) or more of the sum of the total Revolving Exposures.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Reserve Requirement” means, for any Eurodollar Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars against “Eurocurrency Liabilities” as such term is used in Regulation D. Without limiting the effect of the

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foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined or any category of extensions of credit or other assets which include Eurodollar Accounts.

“Responsible Officer” means any chief executive officer, chairman, president, vice president, treasurer, assistant treasurer, assistant treasurer, controller or other financial officer of Parent or any Subsidiary.

“Restricted Group Member” means HHC Pennsylvania, LLC, a Pennsylvania limited liability company, Laurelwood Associates Trust, a trust organized under the laws of the state of Ohio, Laurelwood Associates, Inc., an Ohio professional corporation, Friends LP, FGP, Insights, and any other Subsidiary (whether or not wholly-owned) that is created or acquired after the date hereof that is not permitted to be joined as an Obligated Party hereunder and/or whose equity interest can not be pledged by its parent under the terms hereof, in each case as a result of restrictions imposed by law or agreement.

“Revolving Commitment” means, as to each Bank, the obligation of such Bank to make advances of funds and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Bank’s Revolving Exposure hereunder, as such commitment may be reduced, increased or terminated pursuant to Sections 2.6, 4.4(b), or 11.2. The amount of each Bank’s Revolving Commitment is set forth opposite the name of such Bank on Schedule 1.1(a) hereto under the heading “Revolving Commitment” or in the most recent Assignment and Assumption or Increased Commitment Supplement executed by such Bank pursuant to which such Bank shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments of all Banks as of the Closing Date is equal to One Hundred Twenty-Five Million Dollars ($125,000,000).

“Revolving Exposure” shall mean, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank’s Loans and its LC Exposure (or, if determined with respect to a Bank who is the Issuing Bank, its direct interests in outstanding Letters of Credit minus all other Banks’ participation interests therein whether or not notice of any such participation shall have been given).

“Revolving Notes” means the promissory notes provided for by Section 2.2 and all amendments or other modifications thereof.

“Revolving Termination Date” means May 31, 2010 or such earlier date on which the Revolving Commitments terminate as provided in this Agreement.

“Security Documents” means each of the Parent Pledge Agreement, the Parent Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreement, the Mortgages, and all amendments and other modifications thereto. The Security Documents include without limitation, the documents described on Schedule 1.1(b) hereto.

“Second Credit Agreement” has the meaning specified in the Recitals to this Agreement.

“Subsidiary” means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Parent or one or more of the Subsidiaries or by Parent and one or more of the Subsidiaries.

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“Subsidiary Joinder Agreement” means an agreement which has been or will be executed by a Subsidiary as required hereby adding it as a party to the Guaranty and the Subsidiary Security Agreement, in substantially the form of Exhibit ”H” to the Original Credit Agreement, as the same may be amended or otherwise modified.

“Subsidiary Pledge Agreements” means each of the pledge and security agreements between a Subsidiary and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit ”F” to the Original Credit Agreement, as the same may be amended or otherwise modified, and includes as of the Closing Date each of the following:

(a) the Pledge and Security Agreement dated as of December 9, 1997 executed by the Borrower for the benefit of the Agent, as amended by the Pledge Amendments described on Schedule 1.1(b) and as the same has otherwise been and may hereafter be amended or otherwise modified;

(b) the Pledge and Security Agreement, dated as of June 1, 1998, executed by FPM Behavioral Health, Inc. (who is now Horizon Behavioral Services, Inc.) pledging to the Agent its interests in its subsidiaries, as the same has been and may hereafter be amended or otherwise modified;

(c) FPMBH of Texas, Inc. the Pledge and Security Agreement, dated as of November 15, 2000, executed by FPMBH of Texas, Inc. for the benefit of the Agent as the same has been and may hereafter be amended or otherwise modified; and

(d) the Pledge and Security Agreement, dated as of December 20, 2001 executed by Occupational Health Consultants of America, Inc. (who is now Occupational Health Consultants of America, LLC) pledging to the Agent its interests in its subsidiaries, as the same has been and may hereafter be amended or otherwise modified.

“Subsidiary Security Agreement” means the Security Agreement dated as of December 9, 1997 executed by Borrower, Mental Health Outcomes, Inc., HHG Colorado, Inc., HHMC Partners, Inc., Geriatric Medical Care, Inc., Specialty Rehab Management, Inc. (who is now Horizon Health Physical Rehabilitation Services, Inc.), Acorn Behavioral Healthcare Management Corporation, and Florida Professional Psychological Services, Inc. in favor of the Agent and the banks party to the Original Credit Agreement, as amended by the Subsidiary Joinder Agreements described on Schedule 1.1(b) and as the same has otherwise been and may hereafter be amended or otherwise modified.

“Target” means the Person who is to be acquired or whose assets are to be acquired in an acquisition governed by Section 9.5.

“Type” means either type of Account (i.e., either a Base Rate Account or Eurodollar Account).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas.

Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder”, and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

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Section 1.3. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. To enable the ready and consistent determination of compliance by Parent with its obligations under this Agreement, Parent will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Year is calculated. In the event any changes in accounting principles required by GAAP or recommended by Parent’s certified public accountants and implemented by Parent occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then Parent, Borrower, Agent, and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by Parent, Agent, Borrower, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

Section 1.4. Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.

ARTICLE II.

Revolving Credit Facility and Letters of Credit

Section 2.1. Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date; provided that such Bank’s Revolving Exposure shall not exceed the amount of such Bank’s Revolving Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Eurodollar Accounts thereunder and, until the Revolving Termination Date, Borrower may Continue Eurodollar Accounts established under the Loans or Convert Accounts established under the Loans of one Type into Accounts of the other Type. Accounts of each Type under the Loan made by each Bank shall be established and maintained at such Bank’s Applicable Lending Office for Loans of such Type.

Section 2.2. Evidence of Debt. Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank’s share thereof. The entries made in the accounts maintained pursuant to this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. Any Bank may request that Loans made by it be evidenced by a promissory note. In

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such event, the Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form of the Revolving Note attached hereto as Exhibit A. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.3. Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Revolving Termination Date.

Section 2.4. Revolving Commitment Fee. Borrower agrees to pay to Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank’s Revolving Commitment for the period from and including the Closing Date to but excluding the Revolving Termination Date, at a rate per annum equal to the Commitment Fee Rate. Accrued commitment fees under this Section 2.4 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date. For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by all outstanding Loans and Letters of Credit.

Section 2.5. Use of Proceeds. The proceeds of the Loans shall be used by Borrower for ongoing working capital needs and other general corporate purposes, including, without limitation, to finance the purchase price of Permitted Acquisitions and making loans to its Parent and Subsidiaries in accordance with Sections 9.4 and 9.5.

Section 2.6. Reduction, Termination, and Increase of Revolving Commitments.

(a) Voluntary Reductions or Terminations of Revolving Commitments. At any time and from time to time from and including the Closing Date to but excluding the Revolving Termination Date, Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments, provided that: (i) Borrower shall give notice of each such termination or reduction as provided in Section 4.3; and (ii) each partial reduction shall be in an aggregate amount at least equal to Three Million Dollars ($3,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced. Any reduction or termination of the Revolving Commitments shall be accompanied by any payment required under Section 4.4(b)(i).

(b) Increase of Revolving Commitments. From and including the Closing Date to but excluding the Revolving Termination Date, Borrower may increase the aggregate amount of the Revolving Commitments by an aggregate amount: (i) equal to any integral multiple of Five Million Dollars ($5,000,000) and not less than Five Million Dollars ($5,000,000) and (ii) not to exceed the sum of Fifty Million Dollars ($50,000,000); provided, that (i) no Default shall have occurred and be continuing on the effective date of the increase; (ii) the Revolving Commitments shall not have been reduced under this Section 2.6 (but may have been reduced pursuant to Section 4.4(b)(ii)), nor shall Borrower have given notice of any such reduction under Section 2.6(a), (iii) the Revolving Commitments shall not previously have been increased pursuant to this Section 2.6(b) on more than four (4) occasions, and (iv) no Bank shall have any obligation to increase its Revolving Commitment unless it is a party to an Increased Commitment Supplement. The increase in the Revolving Commitments under this Section 2.6(b) may be accomplished by one or more of the Banks increasing their respective Revolving Commitments or by one or more Persons being added as “Banks” hereunder (each a “New Bank”) or by a combination of the foregoing; provided, that the Revolving Commitment of each New Bank shall be at least Five Million Dollars ($5,000,000) and the maximum number of New Banks shall be four (4). Provided that no Default exists at such time or after giving effect to the increase, an increase in the Revolving Commitments made in accordance with this Section 2.6(b) shall become effective on the date

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Agent receives a properly completed Increased Commitment Supplement executed by Borrower and the Banks willing to increase their respective Revolving Commitments and the New Banks (if any). Agent shall promptly execute any Increased Commitment Supplement so delivered in accordance with this Section 2.6(b) and deliver a copy thereof to the other Banks. If all existing Banks shall not have provided their pro rata portion of the requested increase, then after giving effect to the requested increase the outstanding Loans may not be held pro rata in accordance with the new Revolving Commitments. To remedy the foregoing, upon the effective date of the Increased Commitment Supplement, the Banks shall make advances among themselves (either directly or through the Agent) so that after giving effect thereto the Loans will be held by the Banks, pro rata in accordance with the Commitment Percentages. Any advances made under this Section 2.6(b) by a Bank shall be deemed to be a purchase of a corresponding amount of the Loans of the Bank or Banks who shall receive such advances. The Revolving Commitments of the Banks who do not agree to increase their Revolving Commitments can not be reduced or otherwise changed pursuant to this Section 2.6(b).

Section 2.7. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account or for any of the Obligated Parties’ benefit, in the form of a Letter of Credit Notice, at any time and from time to time from the Closing Date to but excluding the Revolving Termination Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) irrevocable written notice, in the form attached hereto as Exhibit F (a “Letter of Credit Notice”), requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed Twenty-Five Million Dollars ($25,000,000) and (ii) the sum of the total Revolving Exposures shall not exceed the aggregate amount of the Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire (i) on the date approved by the Issuing Bank which approval shall be evidenced by the issuance of such Letter of Credit or (ii) at or prior to the close of business on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Revolving Termination Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or with respect to Letters of Credit outstanding under the Second

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Credit Agreement on the Closing Date, as of the Closing Date) and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Bank, such Bank’s Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to Agent an amount equal to such LC Disbursement not later than 1:00 p.m. on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 1:00 p.m. on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may prior to the Revolving Termination Date, subject to the conditions to borrowing set forth herein, request in accordance with Section 5.3 that such payment be financed with a Loan subject to Base Rate Accounts in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Loan subject to Base Rate Accounts. If Borrower fails to make such payment when due, Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Bank’s Commitment Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to Agent its Commitment Percentage of the payment then due from Borrower, in the same manner as provided in Section 4.1 with respect to Loans made by such Bank (and Section 4.1 shall apply, mutatis mutandis, to the payment obligations of the Banks), and Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Bank or, to the extent that the Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Banks and the Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Loans subject to a Base Rate Account as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Article, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. Neither Agent, the Banks nor the Issuing Bank, nor any Person related thereto, shall have any liability or responsibility by reason of or in connection with the issuance or

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transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum equal to the Base Rate plus the Base Margin; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section, then Section 3.4 shall apply. Interest accrued pursuant to this Section shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to clause (e) of this Section to reimburse the Issuing Bank shall be for the account of such Bank to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among Borrower, Agent, the replaced Issuing Bank and the successor Issuing Bank. Agent shall notify the Banks of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to clause (k) of this Section. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

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(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from Agent or the Required Banks demanding the deposit of cash collateral pursuant to this paragraph or if Borrower is otherwise required to provide cash collateral for LC Exposures under Section 4.4 or otherwise, Borrower shall deposit in an account with Agent, in the name of Agent and for the benefit of the Banks, to be held by Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid letter of credit fees relating thereto; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (e) or (f) of Section 11.1 or on the Revolving Termination Date if any Letter of Credit has an expiration date beyond the Revolving Termination Date. Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Banks with LC Exposure representing greater than fifty-one percent (51%) of the total LC Exposure), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Fees. Borrower agrees to pay (i) to the Agent for the account of each Bank a participation fee with respect to its participations in Letters of Credit, which shall accrue on the average daily amount of such Bank’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to but excluding the later of the date on which such Bank’s Revolving Commitment terminates and the date on which such Bank ceases to have any LC Exposure, at a rate per annum equal to the Eurodollar Rate Margin in effect from time to time pursuant to Section 3.2, and (ii) to the Issuing Bank a fronting fee, which shall accrue on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to but excluding the later of the date of termination of the Issuing Bank’s commitments to issue Letters of Credit and the date on which there ceases to be any LC Exposure, at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be due and payable on the third Business Day following each Quarterly Payment Date; provided that all such fees shall be payable on the Revolving Termination Date and any such fees accruing after the Revolving Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). None of the Banks are entitled to any portion of the fronting fee.

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ARTICLE III.

Interest and Fees

Section 3.1. Interest Rate. Subject to Section 12.12, Borrower shall pay to Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term “Applicable Rate” means (i) during the period that such Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that such Loans or portions thereof are subject to a Eurodollar Account, the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

Section 3.2. Determinations of Margins and Fees. The margins identified in Section 3.1 and the fees payable under Section 2.4 under shall be defined and determined as follows:

(a) “Base Margin” shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), one quarter percent (0.25%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a “Calculation Period”), the percent per annum set forth in the table below in this Section 4.2 under the heading “Base Margin” opposite the Indebtedness to Adjusted EBITDA Ratio which corresponds to the Indebtedness to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

(b) “Eurodollar Rate Margin” shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one and one quarter percent (1.25%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Eurodollar Rate Margin opposite the Indebtedness to Adjusted EBITDA Ratio which corresponds to the Indebtedness to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

(c) “Commitment Fee Rate” shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, two tenths of one percent (0.200%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Commitment Fee Rate opposite the Indebtedness to Adjusted EBITDA Ratio which corresponds to the Indebtedness to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

Indebtedness to Adjusted EBITDA Ratio	Eurodollar Rate Margin	Base Margin	Commitment Fee Rate
Less than 1.25 to 1.00	1.25%	.25%	.200%
Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	1.50%	.50%	.250%
Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	1.75%	.75%	.300%
Greater than or equal to 2.25 but less than 2.75 to 1.00	2.00%	1.00%	.375%
Greater than or equal to 2.75 to 1.00	2.25%	1.25%	.500%

Upon delivery of the Compliance Certificate pursuant to Section 8.1(c) in connection with the financial statements of Parent and the Subsidiaries required to be delivered pursuant to Section 8.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered with respect to the Fiscal

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Quarter ending on May 31, 2005, the Base Margin, the Eurodollar Rate Margins (for Interest Periods commencing after the applicable Adjustment Date) and Commitment Fee Rate shall automatically be adjusted in accordance with the Indebtedness to Adjusted EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by Agent of the related Compliance Certificate pursuant to Section 8.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an “Adjustment Date”). If Parent fails to deliver such Compliance Certificate which so sets forth the Indebtedness to Adjusted EBITDA Ratio within the period of time required by Section 8.1(c): (i) the Base Margin shall automatically be adjusted to one and one quarter percent (1.25%) per annum; (ii) the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two and one quarter percent (2.25%) per annum; and (iii) the Commitment Fee Rate shall automatically be adjusted to one half of one percent (.500%) per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which Parent was required to deliver the applicable Compliance Certificate in accordance with Section 8.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

Section 3.3. Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the Revolving Termination Date; and (ii) in the case of Loans subject to Eurodollar Accounts and with respect to each such Account, on the last day of such Interest Period, the Revolving Termination Date and, if such Interest Period is longer than ninety days, every ninety (90) days after the commencement of such Interest Period.

Section 3.4. Default Interest. Notwithstanding the foregoing, Borrower will pay to Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) any other amount payable by Borrower under any Loan Document to or for the account of Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand and if not sooner demanded, on each Quarterly Payment Date.

Section 3.5. Conversions and Continuations of Accounts. Subject to Section 4.2, Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan into a Eurodollar Account under the same Loan or to Continue Eurodollar Accounts in existence under a Loan as Eurodollar Accounts under the same Loan, provided that: (a) Borrower shall give Agent notice of each such Conversion or Continuation as provided in Section 4.3; (b) a Eurodollar Account may only be Converted on the last day of the Interest Period therefor; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

Section 3.6. Computations. Interest and fees payable by Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Eurodollar Accounts on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; (ii) with respect to Base Rate Accounts (A) if based on the Prime Rate, on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable or (B) if based on the Federal Funds Effective Rate on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of clauses (i) or (ii) (B) such calculation would result in a usurious rate, in which case interest shall be calculated on the basis

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of a year of 365 or 366 days, as the case may be; and (iii) with respect to all other calculations, on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

ARTICLE IV.

Administrative Matters

Section 4.1. Borrowing Procedure. Borrower shall give Agent, and Agent will give the Banks, notice of each borrowing under the Revolving Commitments in accordance with Section 4.3. Not later than 1:00 p.m. on the date specified for each such borrowing each Bank will make available to Agent the amount of the Loan to be made by it on such date, at the Principal Office, in immediately available funds, for the account of Borrower. The amount so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by (a) depositing the same, in immediately available funds, in an account of Borrower (designated by Borrower) maintained with Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by Borrower in writing; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.7(e) shall be remitted by Agent to the Issuing Bank.

Section 4.2. Minimum Amounts. Except for prepayments pursuant to Article V and financings of reimbursements of LC Disbursements as contemplated by Section 2.7(e), each borrowing under a Loan and each prepayment of principal of a Loan shall be in an amount at least equal to Five Hundred Thousand Dollars ($500,000) or any larger amounts in increments of One Hundred Thousand Dollars ($100,000). Except for Conversions pursuant to Article V, each Eurodollar Account applicable to a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amounts in increments of One Hundred Thousand Dollars ($100,000).

Section 4.3. Certain Notices. Each termination or reduction of Revolving Commitments, borrowing and prepayment of Loans, and Conversion and Continuation of Accounts shall be made upon Borrower’s irrevocable written notice delivered to Agent in the form attached hereto as Exhibit E (a “Loan Change Notice”) and shall be effective only if received by Agent not later than 10:00 a.m. (a) on the Business Day of the borrowing, prepayment or repayment of Loans subject to Base Rate Accounts or of the Conversion into Base Rate Accounts and (b) with respect to any other repayments, terminations, reductions, borrowings, Conversions, Continuations, or prepayments, on the Business Day which is the number of Business Days prior to the day of the relevant action specified below:

Action	Number of Business Days Prior to Action
Termination or reduction of Revolving Commitments	5

Borrowing of Loans subject to Eurodollar Accounts, Conversions into or Continuations as Eurodollar Accounts or prepayment of Loans subject to Eurodollar Accounts	3

Any Loan Change Notice which is received by Agent after 10:00 a.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such Loan Change Notice when providing notice of a termination or reduction shall specify the amount of the Revolving Commitments to be terminated or reduced. Each such Loan Change Notice when providing notice of a borrowing, Conversion, Continuation, or prepayment shall specify: (a) the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 4.2 hereof) to be borrowed,

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Converted, Continued, or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Eurodollar Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). Agent shall notify the Banks of the contents of each Loan Change Notice on the date of its receipt of the same or, if received on or after 10:00 a.m. on a Business Day, on the next Business Day. In the event Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Eurodollar Account, within the time period and otherwise as provided in this Section 4.3, such Account (if outstanding as a Eurodollar Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. Borrower may not borrow any Loans subject to a Eurodollar Account, Convert any Base Rate Accounts into Eurodollar Accounts, or Continue any Eurodollar Account as a Eurodollar Account if the Applicable Rate for such Eurodollar Accounts would exceed the Maximum Rate or if a Default exists.

Section 4.4. Prepayments.

(a) Optional Prepayments. Subject to Section 4.2 and the provisions of this Section 4.4, Borrower may, at any time and from time to time without premium or penalty upon prior notice to Agent as specified in Section 4.3, prepay or repay any Loan in full or in part. Loans subject to a Eurodollar Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) Borrower pays to Agent for the account of the applicable Banks any amounts due under Section 5.5 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Eurodollar Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

(b) Mandatory Prepayments.

(i) Reduction of Revolving Commitment. On each date that the Revolving Commitments are reduced pursuant to Section 2.6 or clause (b) of this Section 4.4 prior to the Revolving Termination Date, Borrower shall prepay the Loans in the amount, if any, by which the sum of the total Revolving Exposure exceeds the total Revolving Commitments (as reduced) together with any amounts due under Section 5.5 as a result of such prepayment or, if no Loans are outstanding, deposit cash collateral in an account with Agent pursuant to Section 2.7(j) in an amount equal to such excess.

(ii) Asset Dispositions. If the Net Proceeds relating to any Asset Disposition exceed One Million Dollars ($1,000,000) (it being understood that if the Net Proceeds exceed One Million Dollars ($1,000,000), the entire Net Proceeds and not just the portion in excess of the foregoing amount shall be subject to this paragraph) for any single transaction or series of related transactions or if such Net Proceeds when aggregated with all other Net Proceeds from any Asset Disposition received during the same Fiscal Year exceed Two Million Five Hundred Thousand Dollars ($2,500,000), (it being understood that if the Net Proceeds exceed Two Million Five Hundred Thousand Dollars ($2,500,000), the entire Net Proceeds not just the portion in excess of the foregoing amount shall be subject to this Subsection), then: (A) the aggregate amount of the Revolving Commitments shall be automatically and permanently reduced by such Net Proceeds, such reduction to be effective on the date five (5) days after the receipt by Parent or any Subsidiary of such Net Proceeds; and (B) Borrower shall within five (5) days of receipt of such Net Proceeds prepay the Loans in an amount equal to such Net Proceeds or, if no Loans are outstanding and if any Event of Default shall have occurred and be continuing, deposit cash collateral in an account with Agent pursuant to Section 2.7(j) in an amount equal to such Net Proceeds. A

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prepayment received pursuant to this Section 4.4(b)(ii) shall be accompanied with any amounts due under Section 5.5 as a result of such prepayment. Notwithstanding the foregoing, (A) the aggregate amount of the Revolving Commitments shall not be reduced and Parent or a Subsidiary may retain proceeds otherwise required to be delivered in accordance with the foregoing from an Asset Disposition if (1) no Default exists and (2) in the event the Person disposing of the asset in question reasonably expects to reinvest or has already reinvested, pursuant to a plan of which the Asset Disposition was a contemplated part, all of the Net Proceeds of such Asset Disposition in productive assets then used or useable in its business or, in the case of proceeds received due to loss, damage, destruction, or condemnation, to be used for rebuilding, repairing or replacing assets, in each case committed to such use within ninety (90) days after receipt of such proceeds and (B) an Asset Disposition not permitted by Section 9.8 is not permitted under this Section 4.4(b)(ii). For purposes of this Section 4.4(b) the following terms shall have the following meanings:

“Asset Disposition” means the disposition whether by sale, lease, sale/leaseback, transfer, loss, damage, destruction, condemnation or otherwise of any assets of the Parent or any Subsidiary other than any disposition permitted under Section 9.8.

“Net Proceeds” means cash proceeds (including casualty insurance proceeds paid with respect to damage to property) received by Parent or any Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation), net of (a) the reasonable and customary costs of such sale, lease, transfer, or other disposition (including reasonable and customary professional fees and expenses and taxes attributable to such sale, lease, or transfer which are actually expected to be paid) and (b) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the asset disposed.

(iii) Revolving Exposures Exceed Revolving Commitments. In the event and on each occasion, other than as described in Section 4.4(b)(i), that the sum of the total Revolving Exposures exceeds the total Revolving Commitments, Borrower shall prepay the Loans (or, if no Loans are outstanding, deposit cash collateral in an account with Agent pursuant to Section 2.7(j)) in an amount equal to such excess.

Section 4.5. Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by Borrower or any Obligated Party under the Loan Documents shall be made to Agent at the Principal Office for the account of each Bank’s Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower and each Obligated Party shall, at the time of making each such payment, specify to Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as the Required Banks may elect in their sole discretion, subject to Section 4.6 hereof). Each payment received by Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to Agent in immediately available funds, for the account of such Bank’s Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

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Section 4.6. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks, each payment of commitment fees under Section 2.4 shall be made for the account of the Banks, and each termination or reduction of the Revolving Commitments shall be applied to the Revolving Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans by Borrower shall be made to Agent for the account of Agent or the Banks holding such Loans pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by Agent or such Banks; provided that as long as no default in the payment of interest exists, payments of interest made when the Banks are holding different Types of accounts applicable to the same Loan as a result of the application of Section 5.4 shall be made to the Banks in accordance with the amount of interest actually owed to each; and (d) proceeds of Collateral shall be shared by Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due Agent and the Banks. If at any time payment, in whole or in part, of any amount distributed by Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to Agent.

Section 4.7. Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations arising under the Loan Documents due to such Bank hereunder directly (and not through Agent) through the exercise of any right of set-off, banker’s lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in such Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on such Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in such Obligations held by the other Banks may exercise all rights of set-off, banker’s lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of such Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

Section 4.8. Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Bank or Borrower (the “Payor”) prior to the date on which such Bank is to make payment to Agent hereunder or Borrower is to make a payment to Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, (a) the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

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Section 4.9. Withholding Taxes. All payments by Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 4.10. Borrower shall furnish promptly to Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

Section 4.10. Withholding Tax Exemption. Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to Borrower and Agent two duly completed copies of the appropriate United States Internal Revenue Service Form certifying that such Bank is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any United States of America federal income taxes. Each Bank which so delivers such a form further undertakes to deliver to Borrower and Agent two (2) additional copies of such form on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case certifying that such Bank is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any United States of America federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrower and Agent that it is not capable of receiving such payments without any deduction or withholding of United States of America federal income tax.

ARTICLE V.

Yield Protection and Illegality

Section 5.1. Additional Costs.

(a) Borrower shall pay directly to each Bank or the Issuing Bank, as the case may be, from time to time such amounts as such Bank or the Issuing Bank may determine to be necessary to compensate it for any reasonable costs incurred by such Bank or the Issuing Bank, as the case may be, which such Bank or the Issuing Bank determines are attributable to its making or maintaining of any Loans or Letters of Credit, as the case may be, subject to Eurodollar Accounts hereunder or its obligation to make any of such Loans or Letters of Credit hereunder, or any reduction in any amount receivable by such Bank or the Issuing Bank hereunder in respect of any such Loans, such Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change which:

(i) changes the basis of taxation of any amounts payable to such Bank or the Issuing Bank under this Agreement or its Revolving Notes in respect of any of such Loans or Letters of Credit (other than franchise taxes and taxes imposed on the overall net income of such Bank or the Issuing Bank or its Applicable Lending Office for any of such Loans or Letters of Credit by the United States of America or the jurisdiction in which such Bank or the Issuing Bank has its Principal Office or such Applicable Lending Office);

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(ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank or the Issuing Bank, as the case may be, (including any of such Loans or any deposits referred to in the definition of “Eurodollar Rate” in Section 1.1 hereof); or

(iii) imposes any other condition affecting this Agreement or the Revolving Notes or the Letters of Credit or any of such extensions of credit or liabilities or commitments.

Each Bank and the Issuing Bank, as applicable, will notify Borrower (with a copy to Agent) of any event occurring after the date of this Agreement which will entitle such Bank or the Issuing Bank, as the case may be, to compensation pursuant to this Section 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans or Letters of Credit, as the case may be, affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank or the Issuing Bank, as the case may be, violate any law, rule, or regulation or be in any way disadvantageous to such Bank or the Issuing Bank. Each Bank and the Issuing Bank, as applicable, will furnish Borrower with a certificate setting forth the basis and the amount of each request of such Bank or the Issuing Bank for compensation under this Section 5.1(a). If any Bank or the Issuing Bank requests compensation from Borrower under this Section 5.1(a), Borrower may, by notice to such Bank or the Issuing Bank, as the case may be, (with a copy to Agent) suspend the obligation of such Bank to make Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts or suspend the obligation of the Issuing Bank to issue Letters of Credit, as applicable, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable with respect to such Eurodollar Accounts).

(b) Without limiting the effect of the foregoing provisions of this Section 5.1, in the event that, by reason of any Regulatory Change, any Bank or the Issuing Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank or the Issuing Bank, as the case may be, which includes deposits by reference to which the interest rate on the Loans subject to Eurodollar Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Eurodollar Accounts or with respect to the Issuing Bank which includes Letters of Credit or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank or the Issuing Bank, as the case may be, so elects by notice to Borrower (with a copy to Agent), the obligation of such Bank to make Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts hereunder or the obligation of the Issuing Bank to issue Letters of Credit, as the case may be, shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

(c) Determinations and allocations by any Bank or the Issuing Bank for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make

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Loans, to issue Letters of Credit, of making or maintaining Loans, of making or maintaining Letters of Credit, or on amounts receivable by it in respect of the Loans or the Letters of Credit, as the case may be, and of the additional amounts required to compensate such Bank or the Issuing Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

Section 5.2. Limitation on Eurodollar Accounts. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Accounts under a Loan for any Interest Period therefor:

(a) Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of “Eurodollar Rate” in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Eurodollar Accounts as provided in this Agreement; or

(b) Required Banks determine (which determination shall be conclusive) and notify Agent that the relevant rates of interest referred to in the definition of “Adjusted Eurodollar Rate” in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Eurodollar Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Eurodollar Account or to Convert Base Rate Accounts into Eurodollar Accounts and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Accounts, either prepay the Loans subject to such Eurodollar Accounts or Convert such Eurodollar Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 5.2 shall be made on a reasonable basis.

Section 5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Eurodollar Account hereunder or (b) maintain Loans subject to a Eurodollar Account hereunder, then such Bank shall promptly notify Borrower (with a copy to Agent) thereof and such Bank’s obligation to make or maintain Loans subject to a Eurodollar Account and to Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Eurodollar Account (in which case the provisions of Section 5.4 hereof shall be applicable).

Section 5.4. Treatment of Affected Loans. If the Accounts applicable to a Loan of any Bank (hereinafter called “Affected Accounts”) are to be Converted pursuant to Section 5.1 or 5.3 hereof, the Bank’s Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by Section 5.1(b) or Section 5.3 hereof, on such earlier date as such Bank may specify to Borrower with a copy to Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank’s Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank’s Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Eurodollar Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Eurodollar Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to Borrower (with a copy to Agent) that the

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circumstances specified in Section 5.1 or 5.3 hereof which gave rise to the Conversion of such Bank’s Affected Accounts pursuant to this Section 5.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Accounts are outstanding, such Bank’s Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Eurodollar Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

Section 5.5. Compensation. Borrower shall pay to Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

(a) Any payment or prepayment of a Loan subject to a Eurodollar Account or Conversion of a Eurodollar Account for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2(a)) on a date other than the last day of an Interest Period for the applicable Eurodollar Account; or

(b) Any failure by Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VII to be satisfied) to borrow or prepay a Loan subject to a Eurodollar Account, or Convert a Base Rate Account to a Eurodollar Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Eurodollar Account (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Account provided for herein over (ii) the interest component of the amount such Bank would have bid in the European interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

Section 5.6. Capital Adequacy. If any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank’s (or its parent’s) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank’s policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

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ARTICLE VI.

Conditions Precedent

Section 6.1. Initial Loan. The effectiveness of this Agreement as an amendment and restatement of the Second Credit Agreement and the obligation of each Bank to make its initial Loan hereunder is subject to the condition precedent that Agent shall have received on or before the day of any such Loan and on or before the Closing Date, all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Agent:

(a) Resolutions. Resolutions of the Board of Directors or members (as applicable) of Parent and each Subsidiary certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

(b) Incumbency Certificate. A certificate of incumbency certified by the Treasurer, Secretary or an Assistant Secretary of Parent and each Subsidiary certifying the name of each of its officers (i) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Loan Documents.

(c) Articles of Incorporation and Formation. The articles of incorporation or formation (or other similar document) of Parent and each Subsidiary certified by the Secretary of State of the state of its incorporation or organization (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date or, if applicable, a certification that such articles of incorporation or articles of formation have not changed since the certified copies delivered under the Second Credit Agreement, the Existing Credit Agreement or Original Credit Agreement.

(d) Bylaws, Limited Liability Company Agreement. The bylaws or limited liability company agreement (as applicable) of Parent and each Subsidiary certified by its Secretary or an Assistant Secretary or, if applicable, a certification that such bylaws have not changed since the certified copies delivered under the Second Credit Agreement, the Existing Credit Agreement or Original Credit Agreement.

(e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Parent and each Subsidiary as to its existence and good standing, all dated a current date.

(f) Second Credit Agreement Interest and Fees. Evidence that all unpaid interest and commitment and letter of credit fees accrued under the Second Credit Agreement through the Closing Date and any amounts payable under Section 6.5 of the Second Credit Agreement shall have been paid in full.

(g) Fees. The fees due on the Closing Date as described in the fee letter dated April 29, 2005 between JPMorgan, J.P. Morgan Securities, Inc. and Parent.

(h) Opinion of Counsel. Favorable opinions of legal counsel to Borrower and the Subsidiaries, as to such matters as Agent may reasonably request.

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Section 6.2. All Loans. The obligation of each Bank to make any Loan (including the initial Loan) is subject to the following additional conditions precedent:

(a) No Default. No Default shall have occurred and be continuing, or would result from such Loan;

(b) Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan, with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

(c) Additional Documentation. Agent shall have received such additional approvals, opinions, or documents as Agent may reasonably request.

Each notice of borrowing and each request for the issuance, amendment, renewal, or extension of a Letter of Credit by Borrower hereunder, shall constitute a representation and warranty by Borrower that the conditions precedent set forth in Sections 6.2(a) and (b) have been satisfied (both as of the date of such notice and, unless Borrower otherwise notifies Agent prior to the date of such borrowing or the date of such issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, as of the date of such borrowing or such issuance, amendment, renewal, or extension of such Letter of Credit, as applicable).

Section 6.3. Closing Date Advances and Adjustments. On the Closing Date, the aggregate amount of the commitments under the Second Credit Agreement are being increased hereunder and new “Banks” are being added hereto. As a result after giving effect to such increase and the addition of the new Banks, the Loans outstanding under the Second Credit Agreement which are continued hereunder will not be held pro rata by the Banks in accordance with the Commitment Percentages determined hereunder. To remedy the forgoing, on the Closing Date and upon fulfillment of the conditions in Section 6.1, the Banks shall make advances among themselves so that after giving effect thereto the Loans will be held by the Banks, pro rata in accordance with the Commitment Percentages hereunder. The advances made on the Closing Date under this Section by each Bank whose Commitment Percentage has increased (as compared to its Commitment Percentage under the Second Credit Agreement) shall be deemed to be a purchase of a corresponding amount of the Loans of the Bank or Banks whose Commitment Percentages have decreased (as compared to the Commitment Percentages under the Second Credit Agreement). The advances made under this Section shall be Base Rate Accounts made under each Bank’s Revolving Commitment.

ARTICLE VII.

Representations and Warranties

To induce Agent and the Banks to enter into this Agreement, Parent and Borrower each represent and warrant to Agent and the Banks that:

Section 7.1. Corporate Existence. Parent and each Subsidiary (a) is a corporation or other entity (as reflected on Schedule 7.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Parent and each Subsidiary has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

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Section 7.2. Financial Statements. Parent has delivered to Agent and the Banks audited consolidated financial statements of Parent and the Subsidiaries as at and for the Fiscal Year ended August 31, 2004 and unaudited financial statements of Parent and the Subsidiaries as at and for the Fiscal Quarter ended February 28, 2005. Such financial statements have been prepared in accordance with GAAP and present fairly (subject with respect to the Fiscal Quarter financial statements to year end audit adjustments) the financial condition of Parent and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Parent nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Parent and the Subsidiaries taken as a whole since August 31, 2004.

Section 7.3. Corporate Action; No Breach. The execution, delivery, and performance by Parent and each Subsidiary of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of Parent and each Subsidiary and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws, articles of formation, limited liability company agreement or other governing documents of Parent or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which Parent or any Subsidiary is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of Parent or any Subsidiary.

Section 7.4. Operation of Business. Parent and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and Parent and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

Section 7.5. Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of either Borrower or the Parent, threatened against or affecting Parent or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Parent or any Subsidiary.

Section 7.6. Rights in Properties; Liens. Parent and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements furnished to the Agent and each Bank pursuant to Section 8.1 and in their respective Mortgaged Properties described on Schedule 7.6, and none of the properties, assets, or leasehold interests of Parent or any Subsidiary is subject to any Lien, except as of the Closing Date, as reflected on Schedule 9.2 and, at all times after Closing Date, as permitted by Section 9.2. Schedule 7.6 sets forth the address of each parcel of real property that is owned by the Parent or any of its Subsidiaries as of the Closing Date.

Section 7.7. Enforceability. The Loan Documents to which Parent or any Subsidiary is a party, when delivered, shall constitute the legal, valid, and binding obligations of Parent or the Subsidiary, as applicable, enforceable against Parent or the applicable Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

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Section 7.8. Approvals. All authorizations, approvals, and consents of, and all filings or registrations with, any Governmental Authority or third party necessary for the execution, delivery, or performance by Parent or any Subsidiary of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof have been obtained or made, provided, however, pursuant to the Knox Keene Health Care Service Plan Act of 1975 HBS’s pledge of Insights’ stock will be restricted from sale or foreclosure by the Agent or any Bank without satisfaction of the California regulations requiring the approval of the applicable governmental agency to a change of control of a Knox-Keene license holder.

Section 7.9. Debt. Parent and the Subsidiaries have no Debt, except, as of the Closing Date, Debt to Agent and the Banks pursuant to the Loan Documents and the Debt described on Schedule 9.1 and, at all times after the Closing Date, as permitted by Section 9.1.

Section 7.10. Taxes. Parent and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. Neither Borrower nor Parent knows of any pending investigation of Parent or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Parent or any Subsidiary.

Section 7.11. Margin Securities. Neither Parent nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 7.12. ERISA. Parent and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Parent nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Parent and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will exceed Two Hundred Fifty Thousand Dollars ($250,000). Neither Parent nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

Section 7.13. Disclosure. All factual information furnished by or on behalf of Parent in writing to Agent or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of Parent to Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

Section 7.14. Subsidiaries. As of the Closing Date, Parent has no Subsidiaries other than those listed on Schedule 7.14 hereto. Schedule 7.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Parent’s or a

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Subsidiary’s ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and, the authorized, issued, and outstanding capital stock (or other equity interests) of each such Subsidiary. All of the outstanding capital stock (or other equity interests) of each Subsidiary listed on Schedule 7.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as disclosed on Schedule 7.14. As of the Closing Date, all of the outstanding capital stock (or other equity interests) of the Borrower, each of the Obligated Parties (other than the Parent) and Insights has been pledged to the Agent. Borrower and all of the Obligated Parties are parties to either the Subsidiary Security Agreement or the Parent Security Agreement and the Guaranty.

Section 7.15. Agreements. Neither Parent nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

Section 7.16. Compliance with Laws. Neither Parent nor any Subsidiary is in violation in any material respect of any applicable law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

Section 7.17. Investment Company Act. Neither Parent nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.18. Public Utility Holding Company Act. Neither Parent nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 7.19. Environmental Matters.

(a) Parent, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws except where any noncompliance could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor Parent is aware of, nor has Borrower or Parent received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Parent and the Subsidiaries with all Environmental Laws except where any noncompliance could not reasonably be expected to have a Material Adverse Effect;

(b) Parent and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Parent and its Subsidiaries are in compliance with all of the terms and conditions of such permits except where any noncompliance could not reasonably be expected to have a Material Adverse Effect;

(c) No Hazardous Materials have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Parent or any Subsidiary, and to the knowledge of Borrower and Parent, no Hazardous Materials are present at such properties, except in compliance with Environmental Laws. The use which Parent and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

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(d) Neither Parent nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

(e) Neither Parent nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., regulations thereunder or any comparable provision of state law. Parent and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

(f) Neither Parent nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

(g) No Lien arising under any Environmental Law has attached to any property or revenues of Parent or the Subsidiaries.

Section 7.20. Solvency. Parent and each Subsidiary, both individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

Section 7.21. Benefit Received. Parent and the Subsidiaries will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party.

ARTICLE VIII.

Positive Covenants

Parent and Borrower each covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, Parent and Borrower will perform and observe the following positive covenants:

Section 8.1. Reporting Requirements. Parent will furnish to Agent and each Bank:

(a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, beginning with the Fiscal Year ending on August 31, 2005, a copy of the annual audit report of Parent and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow (and, upon request, on a consolidating basis, balance sheets and statements of income), in each case as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to Agent, to the effect that such report has been prepared in accordance with GAAP;

(b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a copy of an unaudited condensed financial report of Parent and the Subsidiaries as of the end of such period and for the Fiscal Quarter then ended

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containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow (and, upon request, on a consolidating basis, balance sheets and statements of income), in each case setting forth in comparative form the figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of Parent to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of Parent and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

(c) Compliance Certificate. Within forty-five (45) days after the end of each Fiscal Quarter, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

(d) Annual Projections. As soon as available and in any event within forty-five (45) days after the beginning of each Fiscal Year, Parent will deliver its consolidated (and, upon request, consolidating) forecasted profit and loss statement for the current Fiscal Year set forth on a Fiscal Quarter by Fiscal Quarter basis consistent with Parent’s historical financial statements, together with appropriate supporting details, a statement of underlying assumption and a pro forma projection of Parent’s compliance with the financial covenants in this Agreement for the same period;

(e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Parent or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Parent or any Subsidiary;

(f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Parent or any Subsidiary which, if determined adversely to Parent or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

(g) Notice of Default. As soon as possible and in any event within five (5) Business Days after a Responsible Officer has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that Parent has taken and proposes to take with respect thereto;

(h) ERISA Reports. If requested by Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Parent or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after Parent or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Parent or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Parent setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Parent proposes to take with respect thereto;

(i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Agent and the Banks pursuant to any other clause of this Section;

(j) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after an officer of Parent has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

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(k) Proxy Statements, etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Parent or any Subsidiary to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by Parent or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

(l) Financial Statements for Insights. As soon as possible and in any event within five (5) Business Days after Insights submits financial statements or other documentation pursuant to the requirements of the Knox Keene Health Care Service Plan Act of 1975 or Title 10 of the California Code of Regulations, a copy of such financial statements and documentation; and

(m) General Information. Promptly, such other information concerning Parent or any Subsidiary as Agent or any Bank may from time to time reasonably request.

Section 8.2. Maintenance of Existence; Conduct of Business. Parent will, and will cause each Subsidiary to, preserve and maintain (a) its existence (except as permitted by Section 9.3) and (b) all of its privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Parent will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

Section 8.3. Maintenance of Properties. Parent will, and will cause each Subsidiary to, maintain, keep, and preserve in good working order and condition (exclusive of ordinary wear, tear and casualty) all of its material properties necessary in the conduct of its business.

Section 8.4. Taxes and Claims. Parent will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all valid and lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Parent nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

Section 8.5. Insurance. Parent will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Parent and the Subsidiaries operate, provided that in any event Parent will maintain and cause each Subsidiary to maintain workmen’s compensation insurance (or alternate comparable coverage as required by law), property insurance, comprehensive general liability insurance and professional liability insurance reasonably satisfactory to Agent. Each general liability insurance policy shall name Agent as additional insured, each insurance policy covering Collateral shall name Agent as loss payee and shall provide that such policy will not be canceled or materially changed without fifteen (15) days prior written notice to Agent.

Section 8.6. Inspection Rights. Upon two (2) Business Day’s prior notice and from time to time during normal business hours, Parent will, and will cause each Subsidiary to, permit representatives of Agent to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. When a Default exists, the prior notice described in the first sentence of this Section 8.6 shall not be required. The representatives of any Bank may accompany Agent during any examination, visit, inspection or discussions under this Section 8.6.

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Section 8.7. Keeping Books and Records. Parent will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 8.8. Compliance with Laws. Parent will, and will cause each Subsidiary to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws and ERISA), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

Section 8.9. Compliance with Agreements. Parent will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

Section 8.10. Further Assurances and Collateral Matters.

(a) Further Assurance and Exceptions to Perfection. Parent will, and will cause each Subsidiary, other than a Restricted Group Member, to, execute and deliver such further documentation and take such further action as may be requested by Agent or the Required Banks to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of Agent for the benefit of itself and the Banks in the Collateral; provided that, prior to the occurrence of a Default, neither Parent nor any Subsidiary, nor a Restricted Group Member at any time, shall be required to:

(i) execute or have filed any UCC Financing Statement fixture filings necessary to perfect Agent’s Lien on property at a location identified pursuant to the Parent Security Agreement or the Subsidiary Security Agreement as a “Contract Location” (herein a “Contract Location”);

(ii) execute or deliver any waivers, subordinations or acknowledgments from any third parties who have possession or control of any Collateral;

(iii) except as required by Section 7.1(g) of the Original Credit Agreement, obtain any landlord or mortgagee waivers or subordinations;

(iv) deliver any certificates of title evidencing equipment of Parent or a Subsidiary with Agent’s Lien noted thereon; or

(v) grant Agent control over any deposit, security or commodity account.

If a Default occurs, then Parent shall, and shall cause each Subsidiary, other than a Restricted Group Member, to, take such action as Agent or the Required Banks may request to perfect and protect the Liens of Agent in all the Collateral, including any or all of the actions described in clauses (i) through (v) of this Section 8.10(a). Notwithstanding the foregoing, if prior to the occurrence of a Default, the book value of the equipment (excluding vehicles) and fixtures located at a Contract Location exceeds One Hundred Thousand Dollars ($100,000.00), then Parent shall, or shall cause the applicable Subsidiary, other than a Restricted Group Member, to, take all actions as Agent may request to perfect and protect the Liens of Agent in the equipment and fixtures held at such Contract Location. Parent shall promptly notify Agent if the book value of the equipment (excluding vehicles) and fixtures located at a Contract Location exceeds One Hundred Thousand Dollars ($100,000.00).

(b) Subsidiary Pledge. Within forty-five days of the creation or acquisition of any Subsidiary, other than the creation or acquisition of a Restricted Group Member or an Acquisition Subsidiary, the Parent shall cause such Subsidiary to execute and deliver a Subsidiary Joinder Agreement and such other documentation as the Agent may request to cause such Subsidiary to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by a

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Guaranty, the Subsidiary Security Agreement and, if applicable, a Subsidiary Pledge Agreement. Upon the earlier to occur of: (i) the date that is nine months from the date of the creation of any Acquisition Subsidiary (that is not a Restricted Group Member) or (ii) the date that is forty-five days after the date of the consummation of the acquisition for which the Acquisition Subsidiary was created, the Parent shall cause such Acquisition Subsidiary (that is not a Restricted Group Member) to execute and deliver a Subsidiary Joinder Agreement and such other documentation as the Agent may request to cause such Acquisition Subsidiary to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by a Guaranty, the Subsidiary Security Agreement and, if applicable, a Subsidiary Pledge Agreement. Within forty-five days of the creation or acquisition of any Restricted Group Member (other than Friends LP and FGP) which is not restricted by law or agreement from joining as an Obligated Party, the Parent shall cause such Restricted Group Member to execute and deliver a Subsidiary Joinder Agreement and such other documentation as the Agent may request to cause such Restricted Group Member to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by a Guaranty, the Subsidiary Security Agreement and, if applicable, a Subsidiary Pledge Agreement; provided, however, if such Restricted Group Member is an Acquisition Subsidiary, then such execution and delivery shall take place before the earlier to occur of: (i) the date that is nine months from the date of the creation of such Restricted Group Member or (ii) the date that is forty-five days after the date of the consummation of the acquisition for which such Restricted Group Member was created.

(c) Parent Pledge of Subsidiary Stock. If any Subsidiary (other than an Acquisition Subsidiary or a Restricted Group Member) is created or acquired after the Closing Date, Parent, within forty-five days of the creation or acquisition of such Subsidiary, shall cause the owner of the capital stock or other ownership interest of such Subsidiary to execute and deliver to Agent an amendment to the Pledge Agreements or a Pledge and Security Agreement, as applicable, describing as collateral thereunder the stock of or other ownership interests in such Subsidiary and Parent shall cause the owner of the capital stock of such Subsidiary to deliver the certificates representing such stock or other interests to Agent together with undated stock or other powers duly executed in blank. Upon the earlier to occur of: (i) the date that is nine months from the date of the creation of any Acquisition Subsidiary (that is not a Restricted Group Member) or (ii) the date that is forty-five days after the date of the consummation of the acquisition for which the Acquisition Subsidiary was created, Parent shall cause the owner of the capital stock or other ownership interest of such Acquisition Subsidiary (that is not a Restricted Group Member) to execute and deliver to Agent an amendment to the Pledge Agreements or a Pledge and Security Agreement, as applicable, describing as collateral thereunder the stock of or other ownership interests in such Acquisition Subsidiary and Parent shall cause the owner of the capital stock of such Acquisition Subsidiary to deliver the certificates representing such stock or other interests to Agent together with undated stock or other powers duly executed in blank. If any Restricted Group Member is created or acquired after the Closing Date and no law or agreement prohibits the equity interest of such Restricted Group Member from being pledged by its parent, Parent shall cause the owner of the capital stock or other ownership interest of such Restricted Group Member to execute and deliver to Agent an amendment to the Pledge Agreements or a Pledge and Security Agreement, as applicable, describing as collateral thereunder the stock of or other ownership interests in such Restricted Group Member and Parent shall cause the owner of the capital stock of such Restricted Group Member to deliver the certificates representing such stock or other interests to Agent together with undated stock or other powers duly executed in blank; provided, however, if such Restricted Group Member is an Acquisition Subsidiary, then Parent shall cause such execution and delivery to take place before the earlier to occur of: (i) the date that is nine months from the date of the creation of such Restricted Group Member or (ii) the date that is forty-five days after the date of the consummation of the acquisition for which such Restricted Group Member was created.

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(d) Restricted Group Members. If as of any date, the aggregate amount of the Restricted Group Members’ EBITDA as calculated for the most recently completed four (4) Fiscal Quarter period as of the date of determination exceeds the Applicable EBITDA Threshold as calculated for such date, then, within thirty (30) days after the date of determination, the Parent and Borrower shall:

(i) cause one or more of the Restricted Group Members to execute and deliver such documentation as the Agent may request to cause such Restricted Group Members to become “Obligated Parties” (and therefore no longer “Restricted Group Members”) and to evidence, perfect, or otherwise implement the guaranty of and provision of security for the Obligations contemplated by the Guaranty and the Subsidiary Security Agreement so that after giving effect thereto the EBITDA of the remaining Restricted Group Members as calculated for such four (4) Fiscal Quarter period is less than the Applicable EBITDA Threshold;

(ii) provide Agent written notice that the Reducible Amount of the Restricted Group Members’ consolidated Cash Flow and Adjusted EBITDA and the Applicable Percentage of the amount of Fixed Charges actually incurred by the Restricted Group Members shall be excluded from the calculation of all consolidated financial covenants hereunder including, without limitation, the Indebtedness to Adjusted EBITDA Ratio referenced in Section 3.2; or

(iii) cause one or more of the Restricted Group Members to pay a dividend to their respective parents (who are Obligated Parties) in an amount equal to the sum of (A) the Reducible Amount plus (B) the aggregate amount of loans, advances and other investments made to such Restricted Group Members by the Obligated Parties during the most recently completed four (4) Fiscal Quarter period as of such date of determination.

If Parent and the Borrower elect to exclude such Reducible Amount and such Applicable Percentage from the calculation of all consolidated financial tests set forth herein (including, without limitation, those set forth in Article 10, the Indebtedness to Adjusted EBITDA Ratio tests referenced in Section 3.2, and in Section 9.5(a)(ii) and (iii), all such financial tests, herein the “Financial Tests”) then without any further amendment or other modification to the Loan Documents, such Reducible Amount and such Applicable Percentage shall thereafter be so excluded. In calculating compliance with the Financial Tests thereafter, the Parent will show the calculations utilized to exclude such Reducible Amount and such Applicable Percentage from such Financial Tests. For the purposes of this clause (d), the following terms have the following meanings:

“Applicable EBITDA Threshold” means, as of any Fiscal Quarter end, an amount equal to 12.50% of Parent’s Consolidated EBITDA (as calculated in Section 10.2) determined as of such Fiscal Quarter end; provided, however, if no Default exists and the Borrower provides written notice to the Agent that the Borrower elects to lower the maximum Indebtedness to Adjusted EBITDA Ratio permitted under Section 10.3 to (a) 2.75 to 1.00, then the Applicable EBITDA Threshold shall automatically be increased to 15% of Parent’s Consolidated EBITDA (as calculated in Section 10.2) determined as of such Fiscal Quarter end, or (b) 2.50 to 1.00, then the Applicable the Applicable EBITDA Threshold shall automatically be increased to 20% of Parent’s Consolidated EBITDA (as calculated in Section 10.2) determined as of such Fiscal Quarter end.

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“Applicable Percentage” means the percentage determined by dividing (x) by (y) and multiplying the resulting product by 100 where:

(x)	equals the Reducible Amount; and

(y)	equals the Parent’s consolidated EBITDA’s as calculated for such Fiscal Quarter end for the four (4) Fiscal Quarters then ended.

“Reducible Amount” means the amount by which the Restricted Group Members’ EBITDA exceeds the Applicable EBITDA Threshold as calculated for such Fiscal Quarter end for the Four (4) Fiscal Quarters then ended.

If the Borrower elects to lower the maximum Indebtedness to Adjusted EBITDA Ratio permitted under Section 10.3 pursuant to the proviso in the foregoing definition of “Applicable EBITDA Threshold” then the maximum Indebtedness to Adjusted EBITDA Ratio required by such Section 10.3 shall be automatically reduced without further action or consent of the Agent or any Bank.

(e) Mortgages; Title Insurance; Surveys and Related Documentation.

(i) Title Insurance. Within sixty (60) days following delivery of any Mortgage, Parent shall deliver or cause to be delivered to Agent lender’s title insurance policies issued by title insurers satisfactory to Agent (the “Mortgage Policies”) in form and substance and in amounts satisfactory to Agent assuring Agent that such Mortgage is a valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property (as defined below), free and clear of all defects and encumbrances except as approved by Agent. The Mortgage Policies shall be in form and substance satisfactory to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics’ liens and for any other matter that Agent may request, and shall provide for affirmative insurance and such reinsurance as Agent may request.

(ii) Additional Mortgaged Property. Agent may from time to time designate owned real property of Parent or any Subsidiary as “Additional Mortgaged Property”, in which case Parent shall, or shall cause the applicable Subsidiary, as promptly as possible (and in any event within sixty (60) days after such designation) to deliver to Agent a fully executed Mortgage, in form and substance satisfactory to Agent together with title insurance policy commitments, surveys, appraisals, environmental reports and other documentation required by this Section 8.10. Parent and Borrower agree that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, Agent shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except as permitted by Section 9.2.

(iii) Surveys. If reasonably requested by Agent or required by applicable law, Parent shall deliver or cause to be delivered to Agent current surveys of any Mortgaged Property or Additional Mortgaged Property, certified by a licensed surveyor meeting ALTA requirements. All such surveys shall be sufficient to allow the issuer of the applicable mortgage policy to issue a lender’s policy.

(iv) Appraisals. If requested by Agent or required by applicable law, Parent shall deliver or cause to be delivered from time to time to Agent a current appraisal of each Mortgaged Property and each Additional Mortgaged Property, such appraisals to be in form and substance satisfactory to Agent.

(v) Environmental Reports. If Agent at any time has reasonable basis to believe that there may be a material violation of any Environmental Laws by, or any material liability arising thereunder of, Parent or any Subsidiary or related to any Mortgaged Property or Additional Mortgaged Property or real property adjacent to any Mortgaged Property or Additional Mortgaged

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Property, then Parent agrees, upon the request of Agent to provide Agent with such environmental reports and assessments, certificates, engineering studies or other written material or data as Agent may reasonably require relating thereto. If Agent at any time has reasonable basis to believe that there may be a violation of any Environmental Laws by, or any liability arising thereunder of, Parent or any Subsidiary or related to any real property owned, leased or operated by Parent or any Subsidiary (other than the Mortgaged Property) or any property adjacent to such property which violation or liability could have a Material Adverse Effect, then Parent agrees, upon the request of Agent to provide Agent with such environmental reports and assessments, certificates, engineering studies or other written material or data as the Agent may reasonably require relating thereto.

(vi) Environmental Remediation. In the event that Agent determines from the environmental reports or information delivered pursuant to clause (f)(v) of this Section 8.10 or pursuant to any other information, that Remedial Action is necessary with respect to Parent or any Subsidiary or its property, Parent shall take such Remedial Action or other action as Agent may reasonably require to cure, or protect against, any material violation or potential violation of any Environmental Laws or any material actual or potential Environmental Liability.

Section 8.11. ERISA. Parent will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

ARTICLE IX.

Negative Covenants

Parent and Borrower each covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, Parent and Borrower will perform and observe the following negative covenants:

Section 9.1. Debt. Parent will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

(a) Debt to Agent and Banks pursuant to the Loan Documents and existing Debt described on Schedule 9.1;

(b) Intercompany Debt owed by the Parent or a Subsidiary to Borrower or loans or advances between Subsidiaries; provided that the sum of (i) the aggregate amount of all Debt owed by Restricted Group Members to Borrower and the other Subsidiaries at any time outstanding plus (ii) the aggregate amount of all capital contributions to, investments in and purchases of stock, bonds or other equity securities of Restricted Group Members by Parent and the other Subsidiaries made after the Closing Date shall not exceed the amounts provided for in Section 9.5(l), provided further, that the Seventeen Million Five Hundred Thousand Dollar ($17,500,000) capital contribution by Borrower to Friends LP and FGP permitted under Section 9.5(m) shall be excluded from the foregoing calculation;

(c) Debt of Parent or any Subsidiary (other than Restricted Group Members) not to exceed Five Million Dollars ($5,000,000) in the aggregate for Parent and all Subsidiaries at any time outstanding secured by purchase money Liens permitted by Section 9.2;

(d) Debt constituting obligations to reimburse worker’s compensation insurance companies for claims paid by such companies on Parent’s or a Subsidiary’s behalf in accordance with the policies issued to Parent and the Subsidiaries;

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(e) Guarantees by Parent of (i) trade accounts payable owed by a Subsidiary, and arising in the ordinary course of business, (ii) Debt of a Subsidiary or (iii) operating leases of a Subsidiary entered into in the ordinary course of business; provided that, (A) the Debt guaranteed is otherwise permitted hereunder; and (B) no Default exists or would result from such Guarantee;

(f) Guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding One Million Dollars ($1,000,000) in aggregate liability;

(g) Debt arising in connection with interest rate swap, cap, collar or similar agreements entered into in the ordinary course of business to fix or limit Parent’s or any Subsidiary’s (other than a Restricted Group Member) interest expense;

(h) Debt of any Person (or any of such Person’s subsidiaries) existing at the time such Person becomes a Subsidiary (or is merged into or consolidated with Parent or any of the Subsidiaries), but only to the extent that such Debt was not incurred in connection with, as a result of or in contemplation of such Person becoming a Subsidiary (or being merged into or consolidated with Parent or any Subsidiary); provided, however, that (i) in no event shall the aggregate amount of such Debt outstanding at any time that is Capital Lease Obligations exceed Ten Million Dollars ($10,000,000); (ii) in no event shall the aggregate amount of such Debt outstanding at any time that is not Capital Lease Obligations exceed Five Million Dollars ($5,000,000); and (iii) immediately after such acquired Person becomes a Subsidiary (or is merged into or consolidated with Parent or any Subsidiary), no Default exists;

(i) Debt constituting obligations to pay any deferred purchase price or performance payments pursuant to any agreement executed in connection with a Permitted Acquisition and any Guarantee of such Debt provided that (i) such Debt is not secured, (ii) the restrictions and conditions governing such Debt are no more onerous to the Parent and the Subsidiaries and no more beneficial to the parties entitled to the protections thereof, than the restrictions and conditions hereunder, (iii) the restrictions and conditions governing such Debt permit the Parent and the Subsidiaries to create, incur or permit to exist any Lien on their respective assets in favor of the Agent to secure the Obligations, and (iv) the estimated aggregate amount payable with respect to the obligations arising from such Debt does not at any time exceed Twenty Five Million Dollars ($25,000,000); and

(j) Debts of Parent or any Subsidiary (other than a Restricted Group Member), other than the Debts specifically described in clauses (a) through (i) of this Section 9.1, which in the aggregate for Parent and all Subsidiaries do not exceed Five Million Dollars ($5,000,000) at any time outstanding.

Section 9.2. Limitation on Liens and Restrictions on Subsidiaries. Parent will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (a), (b), (c), (d), (e), (g) and (h):

(a) Existing Liens disclosed on Schedule 9.2 hereto,

(b) Liens in favor of Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

(c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Parent or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

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(d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

(e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

(f) Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, and contracts (other than for payment of Debt);

(g) Liens for purchase money obligations and Capital Lease Obligations; provided that: (i) the Debt secured by any such Lien is permitted under Section 9.1; and (ii) any such Lien encumbers only the asset so purchased;

(h) Liens related to any attachment or judgment not constituting an Event of Default;

(i) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

(j) Liens on the partnership interest of FGP in Friends LP arising pursuant to Section 3.3(b) of the Friends Partnership Agreement;

(k) Liens on the membership interest of Borrower in FGP arising pursuant to Section 3.3(b) of the FGP Operating Agreement; and

(l) Liens on fixed assets of a Person existing at the time such Person becomes a Subsidiary (or such Person is merged into or consolidated with Parent or any Subsidiary) in accordance with the provisions of Section 9.3 hereof; provided, however, that such Liens (i) only secure the Debt permitted by Section 9.1(h), (ii) were in existence prior to such acquired Person becoming a Subsidiary (or prior to the contemplation of such merger or consolidation), (iii) do not cover any property other than the property of such acquired Person which is subject to such Liens prior to such acquired Person becoming a Subsidiary (or prior to the contemplation of such merger or consolidation), and (iv) do not cover any accounts receivables, inventory or general intangibles.

Neither Parent nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents and other than the documentation relating to the guaranties described on Schedule 9.1) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, Parent or any Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, as provided in the documentation relating to the guaranties described on Schedule 9.1, the Friends Acquisition Agreement, FGP Operating Agreement or the Friends Partnership Agreement, and except for any restrictions imposed or required to be imposed by applicable law and regulation, Parent will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s capital stock (or other equity interests) owned by Parent or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to Parent or any other Subsidiary; (3) make loans or advances to Parent or any other Subsidiary; or (4) transfer any of its property or assets to Parent or any other Subsidiary.

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Section 9.3. Mergers, etc. Parent will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that, (a) Parent and the Subsidiaries may acquire assets or shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in Section 9.5; (b) if no Default exists or would result, any Subsidiary may merge into or consolidate with Parent, any other Subsidiary (other than a Restricted Group Member) or a Target if the surviving Person is or becomes a wholly owned Subsidiary directly owned by Parent, assumes the obligations of the applicable Subsidiary under the Loan Documents and is solvent as contemplated under Section 7.20 after giving effect to such merger or consolidation, (c) Parent or any wholly owned Subsidiary (other than a Restricted Group Member) directly owned by Parent (the “Acquiring Company”) may acquire all or substantially all of the assets of any Subsidiary (a “Transferring Subsidiary”) if the Acquiring Company assumes all the Transferring Subsidiary’s liabilities (including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party) and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve, and liquidate, and (d) if no Default exists or would result, any Restricted Group Member may merge into or consolidate with any other Restricted Group Member if the surviving Restricted Group Member assumes the obligations of the applicable Restricted Group Member under the Loan Documents, if any, is solvent as contemplated under Section 7.20 after giving effect to such merger or consolidation and fulfills the obligations set forth in Section 8.10; provided that upon the occurrence of any merger or consolidation permitted in this clause (d) the Parent’s and the Subsidiaries’ option to make additional capital contributions, loans, and advances to and/or investments in or to purchase any stocks, bonds, or other equity securities in (i) the surviving Restricted Group Member as permitted pursuant to the proviso set forth in Section 9.5(l) shall without any amendment or other modification to the Loan Documents be limited to the amount set forth in the proviso of Section 9.5(l) for the surviving Restricted Group Member minus the amount of additional capital contributions, loans, and advances to and/or investments in or purchases of any stocks, bonds, or other equity securities which have already been made in the surviving Restricted Group Member prior to such merger or consolidation and (ii) the non-surviving Restricted Group Member as permitted pursuant to the proviso set for in Section 9.5(l) shall without any amendment or other modification to the Loan Documents be terminated.

Section 9.4. Restrictions on Dividends and other Distributions. Parent will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock (or other equity interest) of Parent or any Subsidiary now or hereafter outstanding other than dividends or other distributions payable solely in additional stock or other equity interests; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or other equity interest) of Parent or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock (or other equity interest) of Parent or any Subsidiary now or hereafter outstanding; except that: (i) Subsidiaries (other than Parent) may make, declare and pay dividends and make other distributions with respect to their capital stock (or other equity interest) to Parent or the other Subsidiaries; (ii) this Section 9.4 shall not prohibit the transactions permitted by clauses (a), (j), or (l) of Section 9.5; and (iii) if no Default exists or would result, Parent may pay cash dividends on its capital stock and may repurchase shares of its capital stock; provided that if as of the date of any such repurchase or the date of the declaration of any such dividend, the ratio of pro forma Indebtedness outstanding as of such date (after giving effect to any borrowings made in connection therewith to fund the purchase or dividend) to the Adjusted EBITDA for the most recently completed four (4) Fiscal Quarter period as of the date of such repurchase or declaration, exceeds 1.75 to 1.00, then the aggregate amount of dividends and stock repurchases made by the Parent during the then current Fiscal

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Year shall not exceed Ten Million Dollars ($10,000,000) (for the purposes of this Section 9.4(iii), stock conveyed, transferred or surrendered in connection with the exercise of stock options shall not be considered repurchased to the extent no cash consideration is paid to employees or directors in connection with such exercise).

Section 9.5. Investments. Parent will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

(a) Parent, any wholly owned Subsidiary directly owned by Parent, or any Restricted Group Member may acquire all or substantially all of shares, other equity securities or other evidence of beneficial ownership of a Person (or in connection with a Not-For-Profit Acquisition, a majority of the shares, other equity securities or other evidence of beneficial ownership of a Person) or all or substantially all of a Person’s assets or the assets of a division or branch of such Person, if, with respect to each such acquisition:

(i) Default. No Default exists or would result therefrom;

(ii) Indebtedness to Adjusted EBITDA. The ratio of Indebtedness outstanding as of the date of determination (which shall not be more than thirty (30) days prior to the acquisition date) to Adjusted EBITDA (as defined in Section 10.3) for the most recent four (4) Fiscal Quarter period then ended as of such date is less than the Indebtedness to Adjusted EBITDA Ratio then in effect under Section 10.3 reduced by 0.25, calculated on a pro forma basis as if the acquisition had occurred as of the first day of such four (4) Fiscal Quarters and including in the ratio calculation any Debt incurred or assumed in connection therewith as if the Target were a “Prior Target” for purposes of calculating Adjusted EBITDA;

(iii) Purchase Price. The ratio of Indebtedness outstanding as of the date of determination (which shall not be more than thirty (30) days prior to the acquisition date) to Adjusted EBITDA (as defined in Section 10.3) for the most recent four (4) Fiscal Quarter period then ended as of such date calculated on a pro forma basis as if the acquisition had occurred as of the first day of such four (4) Fiscal Quarters and including in the ratio calculation any Debt incurred or assumed in connection therewith as if the Target were a “Prior Target” for purposes of calculating Adjusted EBITDA is: (A) less than or equal to 2.00 to 1.00; or (B) is more than 2.00 to 1.00 but less than the Indebtedness to Adjusted EBITDA Ratio then in effect under Section 10.3 reduced by 0.25, and either (1) the Required Banks shall have provided their prior approval or (2) after giving effect to such acquisition, the aggregate of the Purchase Prices for all Permitted Acquisitions that have occurred during the then current Fiscal Year (including the Purchase Price for the acquisition in question) is less than Twenty-Five Million Dollars ($25,000,000) (As used above, the phrase “Purchase Price” means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, non-compete, consulting or post-closing performance based payments or otherwise) or to be paid (based on the estimated amount thereof), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (but specifically excluding any stock of Parent issued to the seller which shall not be part of the Purchase Price for purposes of this clause (iii)) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Debt of the Target or the seller assumed or acquired in connection with such acquisition);

(iv) Delivery and Notice Requirements. Parent shall provide to Agent, prior to the consummation of the acquisition, the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that Parent has available, (C) such other documentation and information

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relating to the Target and the acquisition as Agent may reasonably request and (D) evidence certified by the chief executive or chief financial officer of Parent that Parent shall be in compliance with the covenants contained in Article X on a pro forma basis for the four (4) Fiscal Quarter period then most recently ending (assuming (1) the consummation of the acquisition in question; (2) that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period; (3) to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation; and (4) any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period);

(v) Diligence. Parent has completed due diligence on the Target or the assets to be acquired;

(vi) U.S. Acquisitions. The Target is organized under the laws of a state in the United States of America and is involved in the same general type of business activities as the Subsidiaries;

(vii) Structure. If the proposed acquisition is an acquisition of the stock or other equity interest issued by a Target and is not a Not-For-Profit Acquisition, the acquisition will be structured so that the Target will become a wholly owned Subsidiary directly owned by Parent or indirectly owned by Parent through a wholly owned Subsidiary, other than a Restricted Group Member, directly owned by Parent. If the proposed acquisition is an acquisition of assets and is not a Not-For-Profit Acquisition, the acquisition will be structured so that Parent or a Subsidiary who may be a Restricted Group Member, directly owned by Parent shall acquire the assets either directly or through a merger. If the proposed acquisition is a Not-For-Profit Acquisition, the acquisition will be structured so that Parent or a wholly owned Subsidiary, other than a Restricted Group Member, directly owned by Parent shall acquire control (as defined in the definition of the term “Affiliate”) over and a majority of the stock or other equity interests of the entity established to acquire the assets and operate the business to be acquired;

(b) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one (1) year or less from the date of acquisition;

(c) fully insured certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $250,000,000;

(d) commercial paper or bonds of a domestic issuer if at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service, Inc.;

(e) current trade and customer accounts receivable for services rendered in the ordinary course of business;

(f) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in investments of the type described in clauses (b) through (d) of this Section 9.5;

(g) loans to physicians; provided that (i) at the time of such loan no Default shall exist or result therefrom; (ii) the aggregate amount of such loans made by Parent and the Subsidiaries and outstanding at any one time shall not exceed Five Hundred Thousand Dollars ($500,000), calculated net of any bad debt reserves;

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(h) advances to employees for business expenses incurred in the ordinary course of business including, without limitation, loans in connection with employee relocations and changes in Parent’s and the Subsidiaries’ payroll payment dates;

(i) existing investments described on Schedule 9.5 hereto;

(j) loans, advances and other extensions of credit to Subsidiaries made in accordance with the restrictions set forth in Section 9.1(b); provided that, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;

(k) Guarantees permitted by Section 9.1;

(l) if no Default exists, Parent and the Subsidiaries (other than a Restricted Group Member) may make additional capital contributions to and/or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under Section 9.6 of an Obligated Party, a wholly owned Subsidiary, a Restricted Group Member, or a newly created Person organized by Parent or a Subsidiary that, immediately after such investment or purchase, will be a wholly owned Subsidiary if the obligations under Section 8.10 shall be fulfilled; provided that as of any date of determination, the aggregate amount of such contributions, investments and purchases made to Restricted Group Members under the permissions of this clause (l) after the Closing Date plus the aggregate amount then outstanding of all loans and advances to the Restricted Group Members made under the permissions of Section 9.1(b) does not exceed an amount equal to twenty percent (20%) of the Parent’s Consolidated Net Worth (as calculated as of most recently ended Fiscal Quarter prior to the date of such proposed contribution, investment, loan or purchase); provided, however, Parent and the Subsidiaries may, in addition to the Purchase Price paid by HBS for its acquisition of Insights in accordance with the terms of Section 9.5, make additional capital contributions, loans, and advances to and/or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under Section 9.6 of Insights if the aggregate amount thereof made during the period from the closing date under the Second Credit Agreement through the Revolving Termination Date does not exceed One Million Dollars ($1,000,000);

(m) initial capital contribution of the Borrower to Friends LP and FGP in an aggregate amount not to exceed Seventeen Million Five Hundred Thousand Dollars ($17,500,000);

(n) investments in corporate debt securities maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of BBB- or better by Standard and Poor’s Corporation or Baa3 or better by Moody’s Investors Service, Inc.; and

(o) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a–7 under the Investment Company Act of 1940, (ii) are rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service, Inc., and (iii) have portfolio assets of at least $5,000,000,000.

Section 9.6. Limitation on Issuance of Capital Stock. Except (a) as permitted by Section 9.4, (b) for issuances, sales, assignments or other disposition to Parent, or to a Subsidiary which is the parent of the issuer, (c) for issuances pursuant to the Friends Acquisition Agreement and (d) for sales of minority equity interests in Restricted Group Members, Parent will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (x) any of its capital stock (or other equity interests), (y) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock (or other equity interests), or (z) any option, warrant, or other right to acquire any of its capital stock (or other equity interests).

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Section 9.7. Transactions With Affiliates. Parent will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Parent or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Parent’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Parent or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Parent or such Subsidiary.

Section 9.8. Disposition of Assets. Parent will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment; (c) the sale, discount or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection in accordance with past practices; (d) if no Default exists or would result therefrom, the sale, lease, assignment, transfer or other disposition of assets to an Obligated Party, provided that the obligations under Section 8.10 are fulfilled; (e) if no Default exists or would result therefrom, dispositions resulting from mergers and liquidations permitted by Section 9.3 or sales of capital stock and other equity interests permitted by Section 9.6; (f) if no Default exists or would result therefrom, the sale of ProCare; (g) if no Default exists or would result therefrom, the sale of the real property and personal property located at 1500 and 1550 Waters Ridge Drive, Lewisville, Texas 75075; and (h) if no Default exists or would result therefrom, other dispositions of assets if: (i) the aggregate book value of the assets disposed of does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate during any Fiscal Year; (ii) the assets disposed of are not accounts or general intangibles; and (iii) the obligations under Section 4.4(b) are fulfilled.

Section 9.9. Lines of Business. Parent will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and any businesses which are similar or related to those engaged in by Parent and the Subsidiaries on the Closing Date.

Section 9.10. Sale and Leaseback. Parent will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

Section 9.11. Prepayment of Debt. Parent will not, and will not permit any Subsidiary to, prepay or optionally redeem any Debt in an aggregate amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) during the period from the closing date under the Second Credit Agreement through the Revolving Termination Date other than the Obligations; provided, however, that, as long as no Default exists or would result therefrom, Parent or any Subsidiary may prepay or optionally redeem Debt acquired or assumed by Parent or such Subsidiary in connection with Permitted Acquisitions with proceeds of the Loans in an aggregate amount up to Five Million Dollars ($5,000,000) during the period from the closing date under the Second Credit Agreement through the Revolving Termination Date.

ARTICLE X.

Financial Covenants

Parent and Borrower each covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, Parent and Borrower will perform and observe the following financial covenants:

Section 10.1. Consolidated Net Worth. Parent will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) $67,000,000, plus (b) fifty percent (50%) of Parent’s

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cumulative net income determined on a consolidated basis in accordance with GAAP for each Fiscal Quarter to have completely elapsed since February 28, 2005, plus (c) one hundred percent (100%) of the net cash proceeds of any sale of equity securities or other contributions to the capital of Parent received by Parent since February 28, 2005. If Parent’s consolidated net income for a Fiscal Quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made. “Consolidated Net Worth” means, at any particular time, calculated without duplication, in conformity with GAAP, the sum of (a) the total amount of capital stock, plus (b) the total amount of preferred stock, plus (c) the total amount of paid-in capital, plus (d) the total amount of retained earnings.

Section 10.2. Fixed Charge Coverage. As of the end of each Fiscal Quarter, Parent shall not permit the ratio of Cash Flow for the four (4) Fiscal Quarters then ending to Fixed Charges as of such Fiscal Quarter end to be less than 1.25 to 1.00. For purposes of this Section 10.2 the following terms shall have the following meanings:

“Cash Flow” means, for any period, the total of the following for Parent and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) EBITDA; minus (B) any provision for (or plus any benefit from) cash income or franchise taxes included in determining Consolidated Net Income; minus (C) cash dividends and other distributions made on account of the Parent’s capital stock.

“Consolidated Net Income” means, for any period and any Person (a “Subject Person”), such Subject Person’s consolidated net income (or loss) determined in conformity with GAAP, but excluding without duplication and only to the extent otherwise included:

(a) any extraordinary gains or losses or nonrecurring revenue or expense;

(b) any gains or losses realized upon the sale or other disposition of any capital stock or debt security of any Person;

(c) any gains or losses in respect of the write-up of any asset including, with respect to the Borrower, its ownership interest in ProCare, at greater than original cost or write-down at less than original cost;

(d) any gains or losses realized upon the sale or other disposition of property, plant, equipment, or intangible assets of the Subject Person or any of its subsidiaries which is not sold or otherwise disposed of in the ordinary course of business including, with respect to the Borrower, its ownership interest in ProCare;

(e) any gains or losses from the disposal of a discontinued business;

(f) any net gains or losses arising from the extinguishment of any debt of the Subject Person or its subsidiaries;

(g) any restoration to income of any contingency reserve relating to any long term assets or long term liability, except to the extent that provision for such reserve was made out of income accrued during such period;

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(h) the cumulative effect of any change in an accounting principle on income of prior periods;

(i) any deferred credit representing the excess of equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;

(j) the income from any sale of assets in which the book value of such assets prior to their sale had been the book value inherited by the Subject Person from a transfer of such assets;

(k) the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

(l) the income of any subsidiaries to the extent the payment of such income in the form of a distribution or repayment of any Debt to the Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree, or governmental order, rule, or regulation applicable to such Subsidiary;

(n) any reduction in or addition to income tax expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;

(o) any reduction in or addition to income tax expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;

(p) any gains or losses attributable to returned surplus assets of any pension-benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension obligation’s service cost and interest cost;

(q) the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition;

(r) the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary;

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(s) the one time loss related to the reorganization of certain employees, locations and services of Employee Assistance Programs International, LLC in an amount not to exceed $3,000,000; and

(t) any non-cash expense attributable to the expensing of stock option programs of such Person; provided, however, that Consolidated Net Income shall be reduced by the aggregate amount of cash payments made by such Person during any period for the purpose of funding any such expense.

“EBITDA” means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period: (a) Consolidated Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income.

“Fixed Charges” means, as of any date of determination, the total of the following for Parent and the Subsidiaries calculated on a consolidated basis without duplication but excluding any of the foregoing of any Prior Target for any period prior to the date of such acquisition: (a) cash interest expense (including the interest portion of Capital Lease Obligations) for the four (4) Fiscal Quarter period then ending; plus (b) the current maturities of long term debt reflected as of the date of determination on the Parent’s consolidated balance sheet excluding, beginning with the Fiscal Quarter ended August 31, 2009 and continuing thereafter, four-fifths (4/5) of the Parent’s and the Subsidiaries’ outstanding balance of the Loans as of such Fiscal Quarter end; plus (c) the amount paid during the four (4) Fiscal Quarter period then ending with respect to deferred purchase price and performance obligations permitted under Section 9.1(i); (d) Capital Expenditures made during the four (4) Fiscal Quarter period then ending; plus (e) payments made during the four (4) Fiscal Quarter period then ending pursuant to any Capital Lease Obligations (excluding the interest portion thereof to the extent included under clause (a) above).

Section 10.3. Indebtedness to Adjusted EBITDA. As of the last day of each Fiscal Quarter, Parent shall not permit the ratio of Indebtedness outstanding as of such day to Adjusted EBITDA for the four (4) Fiscal Quarter period then ended to exceed 3.00 to 1.00. As used in this Section 10.3, the following terms have the following meanings:

“Adjusted EBITDA” means, for any period (the “Subject Period”), the total of the following calculated without duplication for such period: (a) Parent’s EBITDA (as defined in Section 10.2); plus (b) on a pro forma basis, the pro forma EBITDA of each Prior Target or, as applicable, the EBITDA of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets; provided that, the EBITDA for a Prior Target will not be included unless it can be established in a manner satisfactory to Agent based on financial statements of the Prior Target prepared in accordance with GAAP without adjustment for expense or other charges that will be eliminated after the acquisition.

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“Indebtedness” means, at the time of determination, the sum of the following determined for Parent and the Subsidiaries on a consolidated basis (without duplication):

(a) all obligations for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capital Lease Obligations; (d) all obligations to reimburse the issuer of any letter of credit for amounts drawn or drawable; and (e) the estimated amount payable with respect to all deferred purchase price and performance obligations permitted under Section 9.1(i).

“Prior Target” means all Targets acquired or whose assets have been acquired in a transaction permitted by Section 9.5(a) or Section 10.5(a) of the Second Credit Agreement, the Existing Credit Agreement or the Original Credit Agreement.

Section 10.4. Managed Care Contracts. Without the prior written consent of the Required Banks, which shall not be unreasonably withheld, Parent will not at any time permit the gross revenue of Parent and its Subsidiaries, determined in conformity with GAAP as of any month and calculated for the immediately preceding twelve (12) month period, generated during such twelve (12) month period from (a) contracts providing exclusively for managed care plus (b) the managed care portions of contracts providing for Employee Assistance Programs and managed care to exceed in the aggregate twenty-five percent (25%) of total gross revenue of Parent and its Subsidiaries generated during such twelve (12) month period, determined in conformity with GAAP.

ARTICLE XI.

Default

Section 11.1. Events of Default. Each of the following shall be deemed an “Event of Default”:

(a) Borrower shall fail to pay when due any principal, interest, fees, or other Obligations payable under any Loan Document or any part thereof.

(b) Any representation, warranty, or certification made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

(c) Borrower or any Obligated Party shall fail to perform, observe or comply with (i) any covenant, agreement, or term contained in clause (g) of Section 8.1, Sections 8.5 or 8.6, Article IX, or Article X of this Agreement or (ii) any covenant, agreement, or term contained in any Loan Document relating to the creation, perfection or protection of the Liens required to be granted to secure the obligation of any Obligated Party under the Loan Documents.

(d) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in Section 11.1(c)) and such failure shall continue for a period of twenty (20) days after the earlier of (i) the date Agent or any Bank provides Borrower with notice thereof or (ii) the date Borrower or Parent should have, with the exercise of reasonable diligence, notified Agent thereof in accordance with Section 8.1(g).

(e) Borrower, any Obligated Party or any other Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the “Bankruptcy Code”), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation,

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dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

(f) A proceeding or case shall be commenced, without the application, approval, or consent of Borrower, any Obligated Party or any other Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of Borrower, any such Obligated Party or any such other Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of Borrower, any such Obligated Party or any such other Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days, or an order for relief against Borrower, any Obligated Party or any other Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.

(g) Borrower, any Obligated Party or any other Subsidiary shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) against any of its assets or properties.

(h) A final judgment or judgments for the payment of money in excess of Five Million Dollars ($5,000,000) in the aggregate shall be rendered by a court or courts against Borrower, any Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(i) Borrower, any Obligated Party or any other Subsidiary shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of One Million Dollars ($1,000,000) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

(j) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Obligated Party or any other Subsidiary or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

(k) Any of the following events shall occur or exist with respect to Parent or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the

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appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject Parent to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

(l) Ninety (90) days shall have elapsed after the Management Change Date and James Ken Newman shall not have been replaced as Chairman of the Parent with a qualified individual. As used in this clause (l), the term “Management Change Date” means the date when James Ken Newman (i) ceases to hold the title and responsibilities of Chairman of the Parent or (ii) otherwise fails to be active in the management of the day to day operations of the Parent.

(m) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of all classes of capital stock then outstanding of Parent entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Parent except as a result of stock repurchases by Parent otherwise authorized hereunder.

(n) Any Event of Default (as defined in any Mortgage) shall occur.

Section 11.2. Remedies. If any Event of Default shall occur and be continuing, Agent may (and if directed by Required Banks, shall) do any one or more of the following:

(a) Acceleration. By notice to Borrower, declare all outstanding principal of and accrued and unpaid interest on the Loans and the Revolving Notes and all other amounts payable by Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and Parent.

(b) Termination of Revolving Commitments. Terminate the Revolving Commitments without notice to Borrower or Parent.

(c) Judgment. Reduce any claim to judgment.

(d) Foreclosure. Foreclose or otherwise enforce any Lien granted to Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

(e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 11.1(e) or (f), the Revolving Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and the Revolving Notes and all other amounts payable by Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and Parent.

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Section 11.3. Performance by Agent. If Borrower or any Obligated Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of Borrower or the applicable Obligated Party. In such event, Borrower shall, at the request of Agent, promptly pay any amount expended by Agent or the Banks in connection with such performance or attempted performance to Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of Borrower or any Obligated Party under any Loan Document.

Section 11.4. Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to Parent or Borrower (any such notice being hereby expressly waived by Borrower and Parent), to set off and apply any and all deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower or Parent against any and all of the Obligations, irrespective of whether or not Agent or such Bank shall have made any demand under such Loan Documents and although such Obligations may be unmatured. Each Bank agrees promptly to notify Borrower (with a copy to Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

Section 11.5. Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until Agent shall have actually received evidence satisfactory to Agent that such Default shall have been remedied.

ARTICLE XII.

Agent

Section 12.1. Appointment, Powers and Immunities. Each Bank and the Issuing Bank hereby appoints (and continues the appointment created by the Original Credit Agreement) and authorizes JPMorgan to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Agent (i) may treat the payee of any Revolving Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for Parent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be

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taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

Section 12.2. Rights of Agent as a Bank. With respect to its Revolving Commitment, the Loans made by it, the Letters of Credit issued by it as the Issuing Bank, and the Revolving Note issued to it, JPMorgan (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with Borrower, any Obligated Party or any other Subsidiary, and any other Person who may do business with or own securities of Borrower, any Obligated Party or any other Subsidiary, all as if it were not acting as Agent and without any duty to account therefor to the Banks.

Section 12.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless Agent has received notice from a Bank, Parent or Borrower specifying such Default and stating that such notice is a “Notice of Default.” In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). Agent shall (subject to Section 12.1) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.

Section 12.4. Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY AGENT FROM AND HOLD AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER AND PARENT UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR

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INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY BORROWER OR PARENT.

Section 12.5. Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of Borrower or any Obligated Party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition, or business of Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of Agent or any of its Affiliates.

Section 12.6. Several Revolving Commitments. The Revolving Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Revolving Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each non-defaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank

Section 12.7. Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Banks, the Issuing Bank, and Borrower, and Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with Borrower’s consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent’s resignation or removal as Agent, the provisions of this Article XII shall

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continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent.

Section 12.8. Agent Fee. Parent and Borrower, jointly and severally, agree to pay to JPMorgan the administrative fee described in the certain fee letter dated April 29, 2005 among Parent, J.P. Morgan Securities Inc., and JPMorgan.

Section 12.9. Release of Collateral.

(a) Automatic Release. If Borrower or any Obligated Party sells any Collateral which is permitted to be disposed of under Section 9.8, the Liens in the Collateral granted to the Agent under the Security Documents shall automatically terminate and the Collateral will be disposed of free and clear of all Liens of the Agent.

(b) Written Release Request. The Agent is authorized to release of record, and shall release of record, any Liens encumbering any Collateral that is permitted to be sold upon an officer of the Parent certifying in writing to the Agent that the proposed disposition of Collateral is permitted under Section 9.8, unless the Agent is aware that the proposed disposition is not permitted under the terms of the Loan Documents. To the extent the Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Agent shall do so promptly upon request of the Borrower without the consent or further agreement of any Bank. If the sale or other disposition of Collateral is not permitted under or pursuant to the Loan Documents, the Liens encumbering the Collateral may only be released with the consent of all the Banks.

(c) Other Authorized Release of Collateral. The Agent is irrevocably authorized by the Banks, without any consent or further agreement of any Bank to subordinate or release the Liens granted to the Agent to secure the Obligations with respect to any property which is permitted to be subject to a Lien in favor of another party under the permissions set out in Section 9.2 including any purchase money Liens granted in accordance with such Section.

Section 12.10. Other Agents. Bank of America, N.A., has been designated as the “syndication agent” and KeyBank National Association and Wells Fargo Bank, N.A. have been designated as “co-documentation agents” hereunder in recognition of the level of each of their Revolving Commitments. No such Bank is an agent for the Banks and no such Bank shall have any obligation hereunder other than those existing in its capacity as a Bank. Without limiting the foregoing, no such Bank shall have or be deemed to have any fiduciary relationship with or duty to any Bank.

ARTICLE XIII.

Miscellaneous

Section 13.1. Expenses. Parent and Borrower hereby, jointly and severally, agree to pay on demand: (a) all reasonable costs and expenses of Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents executed and delivered on the Closing Date, including, without limitation, the reasonable fees and expenses of legal counsel for Agent; (b) all reasonable costs and expenses of Agent arising in connection with (i) the preparation, negotiation, execution, and delivery of any of the Loan Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents, and (ii) the syndication of the Loans, including in all instances, without limitation, the reasonable fees and expenses of legal counsel for Agent; (c) all reasonable costs and expenses of Agent and the Banks in connection with any Default and

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the enforcement of any Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for Agent and each of the Banks (including the allocated costs of in house counsel); (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; (f) all other costs and expenses incurred by Agent in connection with any Loan Document, including, without limitation, all reasonable costs, expenses, and other charges incurred in connection with obtaining any audit or appraisal in respect of the Collateral; and (g) all reasonable out–of–pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

Section 13.2. Indemnification. PARENT AND BORROWER, JOINTLY AND SEVERALLY, INDEMNIFY AGENT, THE ISSUING BANK, AND EACH BANK AND EACH AFFILIATE (INCLUDING WITHOUT LIMITATION, J.P. MORGAN SECURITIES, INC.) THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF PARENT OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

Section 13.3. Limitation of Liability. None of Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and Parent, Borrower and, by the execution of the Loan Documents to which it is a party each other Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by Parent, Borrower or any other Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

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Section 13.4. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Bank shall have the right to act exclusively in the interest of Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Parent, Borrower or any of Parent’s shareholders or any other Person.

Section 13.5. No Fiduciary Relationship. The relationship between Borrower and the Obligated Parties on the one hand and Agent and each Bank on the other is solely that of debtor and creditor, and neither Agent nor any Bank has any fiduciary or other special relationship with Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and the Obligated Parties on the one hand and Agent and each Bank on the other to be other than that of debtor and creditor.

Section 13.6. Equitable Relief. Parent and Borrower recognize that in the event Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to Agent and the Banks. Parent and Borrower therefore agree that Agent and the Banks, if Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 13.7. No Waiver; Cumulative Remedies. No failure on the part of Agent, the Issuing Bank, or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 13.8. Successors and Assigns.

(a) Benefit and Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower or the Parent without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Affiliates, officers, directors and agents of each of the Agent, the Issuing Bank and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments.

(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Bank, an Affiliate of a Bank, an Approved Fund or, if a Default has occurred and is continuing, any other assignee;

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(B) the Agent, provided that no consent of the Agent shall be required for an assignment to an assignee that is a Bank; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank’s Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than Five Million Dollars ($5,000,000), unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500); and

(D) the assignee, if it shall not be a Bank, shall deliver to the Agent an Administrative Questionnaire in a form approved by the Agent.

For the purposes of this Section 13.8(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.9, Article VI and Section 13.2). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 13.8 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Parent, the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 65

Borrower, the Agent, the Issuing Bank and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Bank or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(d), 4.1, 4.7, 4.8 or 12.4, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Participations.

(i) Any Bank may, without the consent of the Parent, the Borrower, the Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Bank’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Bank’s obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the third sentence of Section 13.11 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.5 and 4.9 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Bank, provided such Participant agrees to be subject to Section 5.7 as though it were a Bank.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.5 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a foreign Bank if it were a Bank shall not be entitled to the benefits of Section 4.9 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.10 as though it were a Bank.

(d) Pledge. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

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Section 13.9. Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of Borrower or Parent hereunder, the obligations of Borrower and Parent under Article V and Sections 13.1 and 13.2 shall survive repayment of the Loans and the Revolving Notes, the expiration or termination of the Letters of Credit, and termination of the Revolving Commitments.

Section 13.10. Entire Agreement; Amendment and Restatement; Ratification. THIS AGREEMENT, THE REVOLVING NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (PROVIDED THAT THE FEE LETTER DATED APRIL 29, 2005, FROM JPMORGAN AND J.P. MORGAN SECURITIES, INC. TO PARENT IS NOT REPLACED BY THE LOAN DOCUMENTS) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement amends and restates the Second Credit Agreement in its entirety. The execution of this Agreement, the Revolving Note, and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Second Credit Agreement nor does it constitute a novation. At all times during the period prior to the date hereof, all of the provisions of the Second Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect. Any reference in any Loan Document to the Second Credit Agreement, the Existing Credit Agreement or the Original Credit Agreement is hereby amended to be a reference to this Agreement. The Parent, Borrower, Agent and the Banks ratify and confirm each of the Loan Documents entered into prior to the Closing Date (but excluding the Second Credit Agreement, the Existing Credit Agreement and the Original Credit Agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as modified hereby as described below. PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY (BY ITS EXECUTION OF THIS AGREEMENT BELOW), REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. TO INDUCE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT, PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT AND THE BANKS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH PARENT, BORROWER OR ANY OTHER OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. Without limiting the generality of the foregoing and notwithstanding anything in any Loan Document to the contrary, Parent, Borrower, the other Obligated Parties, Agent and the Banks agree and acknowledge that:

(i) the term “Obligations” as used in the Guaranty, the Parent Security Agreement and the Parent Pledge Agreement means the “Obligations” as defined herein;

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(ii) the term “Obligations” as used in the Parent Security Agreement and the Parent Pledge Agreement also includes the obligations, indebtedness and liability of the Parent under this Agreement and the Guaranty, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several;

(iii) the term “Secured Obligations” as used in the Subsidiary Security Agreement and the Subsidiary Pledge Agreement, when used with respect to Borrower only, includes without limitation, the “Obligations,” as defined herein;

(iv) the term “Borrower” as used in the Guaranty, the Parent Security Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreements or the Subsidiary Security Agreement means Horizon Mental Health Management, Inc. as the “Borrower” hereunder and successor by assumption to the obligations of Parent;

(v) any reference in the Security Documents or the Guaranty to any Revolving Note, Term Note or Note, shall mean, the Revolving Notes executed pursuant hereto;

(vi) any reference in the Security Documents or the Guaranty to “Secured Party”, “Pledgee”, or “Agent” is hereby amended to be a reference to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank who was successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association), as agent for itself and the Banks; and

(vii) any reference in the Loan Documents to terms “FPMI” and Florida Psychiatric Management, Inc. means Horizon Behavioral Services of Florida, LLC;

(viii) any reference in the Loan Documents to terms “EAPI” or Employee Assistance Programs International, Inc. means Employee Assistance Programs International, LLC;

(ix) any reference in the Loan Documents to Occupational Health Consultants of America, Inc. means Occupational Health Consultants of America, LLC;

(x) any reference in the Loan Documents to Horizon Behavioral Services of Florida, Inc. means Horizon Behavioral Services of Florida, LLC successor in interest by merged to Horizon Behavioral Services of Florida, Inc.;

(xi) any reference in the Loan Documents to Florida Psychiatric Associates, Inc. means Florida Psychiatric Associates, LLC successor in interest by merged to Florida Psychiatric Associates, Inc.; and

(xii) any reference in the Loan Documents to Specialty Rehab Management, Inc. means Horizon Health Physical Rehabilitation Services, Inc.

Section 13.11. Amendments. No amendment or waiver of any provision of any Loan Document to which Borrower or Parent is a party, nor any consent to any departure by Borrower or Parent therefrom, shall in any event be effective: (a) unless pursuant to an Increased Commitment Supplement executed in accordance with the terms and conditions thereof and Section 2.6(b) which only needs to be signed by Borrower, Parent, Agent and the Banks increasing or providing new Revolving Commitments thereunder and (b), in the case of this Agreement, and any circumstance other than as described in clause (a) preceding; unless the same shall be agreed or consented to by Required Banks, Parent and Borrower and in the case of any other Loan Document, unless the same shall be agreed or consented to by Agent acting with the consent of the Required Banks and the other parties thereto. Each such waiver or consent shall

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be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, waiver, or consent shall: (i) increase the Revolving Commitment of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Bank affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Bank affected thereby, (iv) change Section 4.6 or 4.7 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank, or (v) change any of the provisions of this Section or the definition of “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank or (vi) release any Collateral or release Borrower or any Obligated Party from liability without the consent of all Banks; provided further that no amendment, waiver, or consent shall be made (a) with respect to Article XII hereof or which otherwise affects the rights or duties of the Agent without the prior written consent of the Agent and (b) which affects the rights or duties of the Issuing Bank without the prior written consent of the Issuing Bank.

Section 13.12. Maximum Interest Rate.

(a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the “Contract Rate”) for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

(b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

Section 13.13. Notices. All notices and other communications provided for in any Loan Document to which Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered, by hand or overnight courier service, to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for Parent, or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with

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this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to Agent pursuant to Section 4.3 shall not be effective until received by Agent. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by Agent; provided that the foregoing shall not apply to notices pursuant to Article II and Sections 4.1 through 4.3 unless otherwise agreed by Agent and the applicable Bank. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto by electronic communications in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 13.14. Governing Law; Venue of Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. ANY ACTION OR PROCEEDING AGAINST PARENT OR BORROWER UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE COURT LOCATED IN DALLAS, TEXAS OR ANY FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. PARENT AND BORROWER EACH HEREBY IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. PARENT AND BORROWER EACH AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 13.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF AGENT, THE ISSUING BANK, OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT, THE ISSUING BANK, OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST PARENT, BORROWER OR WITH RESPECT TO ANY OF THEIR RESPECTIVE PROPERTY IN COURTS IN OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY PARENT OR BORROWER AGAINST AGENT OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS, TEXAS.

Section 13.15. Counterparts. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 13.16. Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 13.17. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 13.18. Non-Application of Chapter 346 of The Finance Code of Texas. The provisions of Chapter 346 of The Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

Section 13.19. Construction. Parent, Borrower, each other Obligated Party (by its execution of the Loan Documents to which its is a party), Agent, and each Bank acknowledges that each of them has

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had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

Section 13.20. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 13.21. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Section 13.22. USA PATRIOT Act. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and each Obligated Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the Obligated Parties, which information includes the name and address of the Borrower and the Obligated Party and other information that will allow such Bank to identify the Borrower and the Obligated Parties in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PARENT:

HORIZON HEALTH CORPORATION

By:	/s/ John Pitts
	Name:	John Pitts
	Title:	Sr. VP Finance

Address for Notices:

1500 Waters Ridge Drive Lewisville, Texas 75057 Fax No.: (972) 420-8282 Telephone No.: (972) 420-8200 Attention: Chief Financial Officer

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BORROWER:

HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:	/s/ John Pitts
	Name:	John Pitts
	Title:	Sr. VP Finance

Address for Notices:

1500 Waters Ridge Drive Lewisville, Texas 75057 Fax No.: (972) 420-8282 Telephone No.: (972) 420-8200 Attention: Chief Financial Officer

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AGENT AND BANKS:

JPMORGAN CHASE BANK, N.A. (formerly JPMorgan Chase Bank who was successor in interest by merger to The Chase Manhattan Bank, who was successor-in-interest by merger to the Chase Bank of Texas, National Association who was formerly known as Texas Commerce Bank National Association), individually as a Bank and as Agent

By:	/s/ Matthew H. Hildreth
Matthew H. Hildreth, Senior Vice President

Address for Notices:

Mail Address:
P.O. Box 660197
Dallas, Texas 75266-0197

Hand Delivery Address:
2200 Ross Avenue
5th Floor
Dallas, Texas 75201

Lending Office for Base Rate
Accounts and Eurodollar Accounts:

2200 Ross Avenue
5th Floor
Dallas, Texas 75201

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BANK OF AMERICA, N.A.

By:	/s/ Daniel H. Penkar
Daniel H. Penkar, Senior Vice President

Address for Notices:

Bank of America, National Association
901 Main Street, 67th Floor
Dallas, Texas 75202
Fax No.: (214) 209-3140
Telephone No.: (214) 209-1178
Attention: Daniel H. Penkar

Lending Office for Base Rate
Accounts and Eurodollar Accounts:

901 Main Street, 67th Floor
Dallas, Texas 75202
Attention: Nancy Santos
Fax No.: (214) 209-3140
Telephone No.: (214) 209-3878

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 74

WELLS FARGO BANK, N.A. (formerly Wells Fargo Bank Texas, National Association)

By:	/s/ Linda G. Davis
	Name:	Linda G. Davis
	Title:	Vice President

Address for Notices:

Wells Fargo Bank, N.A.
4975 Preston Park Boulevard, Suite 280
MAC T5322-020
Plano, Texas 75093
Fax No.: (972) 867-5674
Telephone No.: (972) 599-5301
Attention: Linda Davis

Lending Office for Base Rate Accounts and Eurodollar Accounts:

1740 Broadway
Denver, Colorado 80274
Attention: Christy Washko
Fax No.: (303) 863-6176
Telephone No.: (303) 863-5768

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 75

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joanne K. Bramanti
Joanne K. Bramanti, Senior Vice President

Address for Notices:

8117 Preston Road, Suite 440
Preston Commons West Tower
Dallas, Texas 75225
Attention: Joanne Bramanti
Fax No.: (214) 414-2623
Telephone No.: (214) 414-2576

Lending Office for Base Rate Accounts and Eurodollar Accounts:

8117 Preston Road, Suite 440
Preston Commons West Tower
Dallas, Texas 75225
Attention: Joanne Bramanti
Fax No.: (214) 414-2623
Telephone No.: (214) 414-2576

8117 Preston Road, Suite 440
Preston Commons West Tower
Dallas, Texas 75225
Attention: Charlotte Hardin
Fax No.: (214) 414-2623
Telephone No.: (214) 414-2597

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 76

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Jennifer L. Norris
Name:	Jennifer Norris
Title:	Senior Vice President

Address for Notices:

5080 Spectrum Drive, STE 500E
Addison, TX 75001-4648
Attention: Jennifer Norris
Fax No.: (972) 419-3136
Telephone No.: (972) 419-3119

Lending Office for Base Rate Accounts and Eurodollar Accounts:

5080 Spectrum Drive, STE 500E
Addison, TX 75001-4648
Attention: Jennifer Norris
Fax No.: (972) 419-3136
Telephone No.: (972) 419-3119

201 South College Street
Charlotte, NC 28288-1183
Attention: Roshenna Smith or Valessa Davis
Fax No.: (704) 715-0099
Telephone No.: (704) 374-6171

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 77

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Lisa Armstrong
Lisa Armstrong, Vice President

Address for Notices:

1807 Ross Avenue, Suite 400
Dallas, TX 75201
Fax No.: (214) 754-6613
Telephone No.: (214) 754-9434
Attention: Lisa Armstrong

Lending Office for Base Rate Accounts and Eurodollar Accounts:

1807 Ross Avenue, Suite 400
Dallas, TX 75201
Fax No.: (214) 754-9652
Telephone No.: (214) 754-9501
Attention: Lisa Sulak

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 78

OBLIGATED PARTY CONSENT

Each Obligated Party (i) consents and agrees to this Third Amended and Restated Credit Agreement including, without limitation, Section 13.10 of this Third Amended and Restated Credit Agreement; (ii) agrees that the Guaranty, Subsidiary Security Agreement, and the Subsidiary Pledge Agreement to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of such Obligated Party enforceable against it in accordance with its terms; (iii) agrees that the “Obligations” as defined herein are “Obligations” as defined in the Guaranty; and (iv) agrees that any reference to the “Borrower” in the Guaranty, Subsidiary Security Agreement or Subsidiary Pledge Agreement shall mean Horizon Mental Health Management, Inc. as the “Borrower” hereunder successor by assumption to the obligations of the Parent.

OBLIGATED PARTIES:

MENTAL HEALTH OUTCOMES, INC.
HORIZON HEALTH PHYSICAL REHABILITATION SERVICES, INC. (formerly Specialty Rehab Management, Inc.)
HHMC PARTNERS, INC.

HORIZON BEHAVIORAL SERVICES, INC. (successor in interest by merger to Horizon Behavioral Services IPA, Inc., Horizon Behavioral Services of New Jersey, Inc., Horizon Behavioral Services of New York, Inc., and Horizon Behavioral Services of California, Inc. )

FLORIDA PSYCHIATRIC ASSOCIATES, LLC (successor in interest by merger to Florida Psychiatric Associates, Inc.)
HORIZON BEHAVIORAL SERVICES OF FLORIDA, LLC (as successor in interest by merger to Horizon Behavioral Services of Florida, Inc.)
HMHM OF TENNESSEE, INC.
OCCUPATIONAL HEALTH CONSULTANTS OF AMERICA, LLC (formerly Occupational Health Consultants of America, Inc.)
EMPLOYEE ASSISTANCE SERVICES, INC.
PROCARE ONE NURSES, LLC
EMPLOYEE ASSISTANCE PROGRAMS INTERNATIONAL, LLC (formerly Employee Assistance Programs International, Inc.)
HHC INDIANA, INC.
HHC OHIO, INC.
HHC POPLAR SPRINGS, INC.

By:	/s/ John Pitts
Name:	John Pitts
Authorized Officer for each Obligated Party

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 79

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
A	Revolving Note
B	Assignment and Assumption
C	Compliance Certificate
D	Increased Commitment Supplement
E	Loan Change Notice
F	Letter of Credit Notice

INDEX TO SCHEDULES

Schedule	Description of Schedule
1.1(a)	Revolving Commitments
1.1(b)	Security Documents
7.6	Rights in Properties; Liens
7.14	List of Subsidiaries
9.1	Debt
9.2	Existing Liens
9.5	Existing Investments

INDEX TO EXHIBITS AND SCHEDULES, Solo Page

EXHIBIT A

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Revolving Note

EXHIBIT A, Cover Page

FIFTH AMENDED AND RESTATED REVOLVING NOTE

$	Dallas, Texas	,

FOR VALUE RECEIVED, the undersigned, HORIZON MENTAL HEALTH MANAGEMENT, INC., a Texas corporation (“Borrower”) hereby promises to pay to the order of                                  (“Bank”), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of                                      DOLLARS ($                    ) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Bank to Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loans, at such office, in like money and funds, for the period commencing on the date of such Loans until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

Borrower hereby authorizes Bank to record in its records the amount of each Loan and Type of Accounts established under each Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to any such Loan or payment shall not limit or otherwise affect the obligations of Borrower under the Credit Agreement or this Revolving Note.

This Revolving Note is one of the Revolving Notes referred to in the Third Amended and Restated Credit Agreement dated as of June 10, 2005, among Borrower, Horizon Health Corporation, Bank, the other banks and lending institutions named therein and JPMorgan Chase Bank, N.A., as agent for Bank and such other banks and lending institutions (“Agent”) (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the “Credit Agreement”), and evidences the Loans made by Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of the Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

Except for any notices expressly required by the Loan Documents, Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

FIFTH AMENDED AND RESTATED REVOLVING NOTE, Page 1

This Revolving Note amends, in their entirety, one or more of the Revolving Notes executed pursuant to the Second Credit Agreement (herein the “Prior Notes”) to the extent such Prior Notes were payable to the Bank and/or to the extend the indebtedness evidenced thereby the Prior Notes has been assigned to the Bank. This Revolving Note evidences indebtedness previously evidenced by the Prior Notes. With respect to matters relating to the period prior to the date hereof, all provisions of the Prior Notes are hereby ratified and confirmed and shall remain in full force and effect.

HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:
Name:
Title:

FIFTH AMENDED AND RESTATED REVOLVING NOTE, Page 2

EXHIBIT B

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Assignment and Assumption

EXHIBIT B, Cover Page

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	___________________________________

2. Assignee:	___________________________________
[and is an Affiliate/Approved Fund of [identify Bank]1]

3. Borrower:	Horizon Health Management, Inc.

4. Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:	Third Amended and Restated Credit Agreement dated as of May , 2005 among Horizon Health Corporation, Horizon Health Management, Inc., the Banks parties thereto, and JPMorgan Chase Bank, N.A., as agent

[1]	Select as applicable.

ASSIGNMENT AND ASSUMPTION, Page 1

6.	Assigned Interest:

Aggregate Amount of Revolving Commitments for all Banks	Amount of Revolving Commitment Assigned	Percentage Assigned of total Revolving Commitments[2]
$	$		%

Effective Date:                          , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Address for Notices:

Telecopy No.:
Telephone No.

Lending Office for Base Rate Accounts

Lending Office for Eurodollar Accounts

[2]	Set forth, to at least 9 decimals, as a percentage of the Revolving Commitments of all Banks thereunder.

ASSIGNMENT AND ASSUMPTION, Page 2

ACCEPTED BY:

JPMORGAN CHASE BANK, N.A.,[3] as Agent

By:
Name:
Title:

HORIZON MENTAL HEALTH MANAGEMENT, INC., as Borrower[4]

By:
Name:
Title:

[3]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION, Page 3

ANNEX 1

Horizon Health Management, Inc.

Third Amended and Restated Credit Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrower, any of the Parent’s Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, the Borrower, any of the Parent’s Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.2 or delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (v) if it is a foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

ANNEX I to Assignment and Assumption, Solo Page

EXHIBIT C

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Compliance Certificate

EXHIBIT C, Cover Page

COMPLIANCE CERTIFICATE

for the

Fiscal Quarter ending                          ,

To:	JPMorgan Chase Bank, N.A.

P.O. Box 660197

Dallas, Texas 75266-0197

Fax No.: (972) 888-7837

Telephone No.: (972) 888-7802

Attention: Brian McDougal

Ladies and Gentlemen:

This Compliance Certificate (the “Certificate”) is being delivered pursuant to Section 8.1(c) of that certain Third Amended and Restated Credit Agreement (as amended, the “Agreement”) dated as of June 10, 2005, among the Horizon Health Corporation (“Parent”), Horizon Mental Health Management, Inc. (“Borrower”), the banks and lending institutions named therein (the “Banks”) and JPMorgan Chase Bank, N.A., as agent for the Banks (“Agent”). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, as an authorized financial officer of Parent, and not individually, does hereby certify to the Agents and the Banks that:

1. DEFAULT.

No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit A the nature thereof and the steps taken or proposed to remedy such Default.

2. SECTION 8.1 – Financial Statements and Records

(a) Annual audited financial statements of Parent and the Subsidiaries on or before ninety (90) days after the end of each Fiscal Year.			Yes	No	N/A
(b) Quarterly unaudited financial statements of Parent and the Subsidiaries within forty-five (45) days after the end of each Fiscal Quarter.			Yes	No	N/A
(c) Financial Projections of Parent and Subsidiaries within forty-five (45) days after the beginning of each Fiscal Year.			Yes	No	N/A

3. SECTION 8.10(d) – Restricted Group Members

EBITDA for the Restricted Group Members for the most recently completed four Fiscal Quarter period not to exceed 12.5% of line 9(f) (such percentage may increase to 15% or 20% depending on the Borrower’s election to amend Section 10.3):

	$	________
Actual EBITDA for the Restricted Group Members for the most recently completed four Fiscal Quarter period:	$	________	Yes	No

COMPLIANCE CERTIFICATE, Page 1

4. SECTION 9.1 – Debt

(a) Purchase money not to exceed:		$5,000,000
Actual Outstanding:	$	________	Yes	No
(b) Guarantees of surety, appeal bonds, etc. not to exceed:		$1,000,000
Actual Outstanding:	$	________	Yes	No
(c) Aggregate Debt of newly acquired or merged Subsidiaries not to exceed:
Capital Lease Obligations		$10,000,000
Actual Outstanding:	$	________	Yes	No
Other Debt:		$5,000,000
Actual Outstanding:	$	________	Yes	No
(d) Debt owing from Restricted Group Members plus Investments in Restricted Group Members may not exceed 20% of line 8(f)	$	________
Actual Outstanding:	$	________	Yes	No
(e) Other Debt not to exceed:		$5,000,000
Actual Outstanding:	$	________	Yes	No

5. SECTION 9.5 – Investments

(a) Aggregate amount of loans to physicians employed by a Subsidiary not to exceed (calculated net of bad debt reserve):		$500,000
Actual Outstanding:	$	________	Yes	No
(b) Aggregate amount of investments in Insights in addition to the Purchase Price paid for Insights not to exceed:		$1,000,000
Actual Aggregate Amount:	$	________	Yes	No
(c) Aggregate amount of initial capital contribution made to Friends LP not to exceed without being included in line 4(d)		$17,500,000
Actual Aggregate Amount:	$	________	Yes	No

6. SECTION 9.8 – Asset Dispositions

(a) Aggregate book value of assets disposed during current Fiscal Year not to exceed:		$2,500,000
(b) Total book value of asset dispositions not otherwise permitted for the current Fiscal Year:	$	________	Yes	No

7. SECTION 9.11 – Prepayment of Debt

(a) Aggregate amount of Debt, other than the Obligations, prepaid or optionally redeemed during period from the Closing Date to the Revolving Termination Date not to exceed:		$2,500,000
(b) Total amount of Debt, other than the Obligations, prepaid or optionally redeemed:	$	________	Yes	No

COMPLIANCE CERTIFICATE, Page 2

8. SECTION 10.1 – Consolidated Net Worth

(a) Base Consolidated Net Worth	$	________
(b) Cumulative positive Net Income since 2/28/05 Fiscal Quarter end	$	________
(c) 50% of 8(b)	$	________
(d) Aggregate amount of net cash proceeds or other Capital Contribution to Parent since 2/28/05	$	________
(e) Required Consolidated Net Worth: 8(a) plus 9(c) plus 8(d)	$	________
(f) Actual Consolidated Net Worth	$	________	Yes	No

9. Section 10.2 – Fixed Charge Coverage

(a) Parent and the Subsidiaries’ Consolidated Net Income for last four Fiscal Quarters (from Schedule 1)	$	________
(b) Plus provisions for tax	$	________
(c) less benefit from tax	$	________
(d) Plus interest expense	$	________
(e) Plus amortization and depreciation	$	________
(f) Parent and the Subsidiaries’ EBITDA: (9(a) plus 9(b) minus 9(c) plus 9(d) plus 9(e))	$	________
(g) provisions for taxes	$	________
(h) plus benefit from taxes	$	________
(i) minus cash dividends and other distributions made on account of the Parent’s capital stock	$	________
(j) Cash Flow (10(g) plus 9(h) minus 9(g) minus 9(i))	$	________
(k) Fixed Charges
(i) Cash interest expense for last four Fiscal Quarters	$	________
(ii) as of each date of determination, the current maturities of long term debt reflected on Parent’s consolidated balance sheet	$	________
(iii) 4/5 of the outstanding Loans (excluded beginning August 31, 2009 and each Fiscal Quarter thereafter)	$	________
(iv) Aggregate amount of Capital Expenditures for last four Fiscal Quarters	$	________
(v) Payments made pursuant to Capital Lease Obligations for last four Fiscal Quarters	$	________
(vi) Payments made with respect to deferred purchase price and performance obligations for last four Fiscal Quarters	$	________
(vi) Sum of 9(k)(i)+(ii)-(iii)+(iv)+(v)+(vi)	$	________
(l) Actual Fixed Charge Coverage (9(j) : 9(k)(vi))=		______:1.00
(m) Minimum Fixed Charge Coverage		1.25:1.00	Yes	No

COMPLIANCE CERTIFICATE, Page 3

10. SECTION 10.3 – Indebtedness to Adjusted EBITDA

(a) Debt for borrowed money	$	________
(b) Debt evidenced by bonds, notes, etc.	$	________
(c) Capital Lease Obligations	$	________
(d) Reimbursement obligations for letters of credit	$	________
(e) Amount payable with respect to all deferred purchase price and performance obligations	$	________
(f) Sum of 10(a) through 10(e)	$	________
(g) Actual EBITDA (from 9(f))	$	________

(h)    Prior Period/Prior Target EBITDA; provided that, the EBITDA for a Prior Target will not be included unless it can be established in a manner satisfactory to Agent based on financial statements of the Prior Target prepared in accordance with GAAP without adjustment for expense or other charges that will be eliminated after the acquisition;

	$	________
(i) Adjusted EBITDA (10(g) plus 10(h))	$	________
(j) 10(f) : 10(i)		____:1.00
(k) Maximum Indebtedness to Adjusted EBITDA allowed by Credit Agreement (such ratio may decrease to 2.75:1.00 or 2.50:1:00 depending on the Borrower’s election under Section .8.10(d)):		3.00:1.00	Yes	No

11. SECTION 10.4 – Managed Care Contracts

(a) Gross revenue during the immediately preceding 12 month period from contracts providing exclusively for managed care	$	________
(b) Gross revenue during the immediately preceding 12 month period from the managed care portions of contracts providing for employee assistance services and managed care	$	________
(c) Total Managed Care Gross Revenue (11(a) plus (11(b))	$	________
(d) Total Gross Revenue during such 12 month period	$	________
(e) 25% of 11(d)	$	________
(f) Maximum Permitted Gross Revenue from Managed Care Contracts		11(c) > 11(e)	Yes	No

COMPLIANCE CERTIFICATE, Page 4

13.	ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

14.	FINANCIAL STATEMENTS

The unaudited financial statements attached hereto were prepared in accordance with GAAP (excluding footnotes) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

15.	CREATION OF SUBSIDIARIES.

Since the delivery of the last Compliance Certificate, the Obligated Parties have created the following Subsidiaries each of which has been designated as an Acquisition Subsidiary, a Restricted Group Member or both.

16.	CONFLICT

In the event of any conflict between the definitions or covenants contained in the Credit Agreement and as they may be interpreted or abbreviated in the Compliance Certificate, the Credit Agreement shall control.

17.	REPRESENTATION AND WARRANTY

The undersigned, as an authorized financial officer of Parent, and not individually, does hereby represent and warrant to the Agents and the Banks that the expenses or other charges excluded from the calculation of the EBITDA of Warm Springs Rehabilitation Foundation, Inc. as permitted by Section 11.4 of the Credit Agreement will be or have been eliminated in conjunction with the acquisition by the Warm Springs Purchaser of certain assets of Warm Springs Rehabilitation Foundation, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this              day of                     ,             .

HORIZON HEALTH CORPORATION

By:
Name:
Title:

COMPLIANCE CERTIFICATE, Page 5

Schedule 1

to

Compliance Certificate

Parent Consolidated Net Income

for period                      to

1.	GAAP consolidated net income for Parent (the “Subject Person”) excluding the following (to the extent included):		$	________
	(a)	extraordinary gains or losses or nonrecurring revenue or expenses		________
	(b)	gains on sale of securities		________
	(c)	losses on sale of securities		________
	(d)	any gains or losses in respect of the write-up of any asset at greater than original cost or write-down at less than original cost;		________
	(e)	any gains or losses realized upon the sale or other disposition of property, plant, equipment or intangible assets which is not sold or otherwise disposed of in the ordinary course of business;		________
	(f)	any gains or losses from the disposal of a discontinued business;		________
	(g)	any net gains or losses arising from the extinguishment of any debt;		________
	(h)	any restoration to income of any contingency reserve for long term asset or long term liabilities, except to the extent that provision for such reserve was made out of income accrued during such period;		________
	(i)	the cumulative effect of any change in an accounting principle on income of prior periods;		________
	(j)	any deferred credit representing the excess of equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;		________
	(k)	the income from any sale of assets in which the book value of such assets prior to their sale had been the book value inherited;		________
	(l)	the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;		________
	(m)	the income of any subsidiaries to the extent the payment of such income in the form of a distribution or repayment of any Debt to the Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;		________
	(n)	any reduction in or addition to income tax expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;		________
	(o)	any reduction in or addition to income tax expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;		________

SCHEDULE 1 to Compliance Certificate, Page 1

(q)	any gains or losses attributable to returned surplus assets of any pension-benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension obligation’s service cost and interest cost;		________
(p)	the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition;		________
(q)	the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary;		________
(r)	One–time loss relating to reorganization of certain employees, locations and services of Employee Assistance Programs International, LLC in an amount not to exceed $3,000,000; and		________
(s)	any non-cash expense attributable to the expensing of stock option programs of such Person; provided, however, that Consolidated Net Income shall be reduced by the aggregate amount of cash payments made by such Person during any period for the purpose of funding any such expense.		________
TOTAL:		$

SCHEDULE 1 to Compliance Certificate, Page 2

EXHIBIT D

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Increased Commitment Supplement

EXHIBIT D, Cover Page

INCREASED COMMITMENT SUPPLEMENT

This INCREASED COMMITMENT SUPPLEMENT (this “Supplement”) is dated as of                     , 200   and entered into by and among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (“Parent”), HORIZON MENTAL HEALTH MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Texas (“Borrower”), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a “Bank” and, collectively, the “Banks”) and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank, who was the successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to the Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association), individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the “Agent”) and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of June 10, 2005, (as amended, the “Credit Agreement”), by and among the Parent, the Borrower, the Banks and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.6(b) of the Credit Agreement, the Borrower and the Banks are entering into this Increased Commitment Supplement to provide for the increase of the aggregate Revolving Commitments;

WHEREAS, each Bank [party hereto and already a party to the Credit Agreement] wishes to increase its Revolving Commitments [, and each Bank, to the extent not already a Bank party to the Credit Agreement (herein a “New Bank”), wishes to become a Bank party to the Credit Agreement];5

WHEREAS, the Banks are willing to agree to supplement the Credit Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Bank severally agrees that its Revolving Commitment shall be increased to [or in the case of a New Bank, shall be] the amount set forth opposite its name on the signature pages hereof.

Section 2. [New Banks. Each New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered under Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it is a “Bank” under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and

[5]	Bracketed alternatives should be included if there are New Banks.

INCREASED COMMITMENT SUPPLEMENT, Page 1

(v) attaches executed counterparts of any U.S. Internal Revenue Service or other forms required under Section 4.10.]

Section 3. New Notes. To the extent requested pursuant to Section 2.2 of the Credit Agreement, Borrower agrees to execute and deliver to each Bank a new Revolving Note in the amount of such Bank’s Revolving Commitment after giving effect to this Supplement, each such Revolving Note payable to a Bank already party to the Credit Agreement to be delivered in modification of, but not in extinguishment of the indebtedness evidenced by, the Revolving Note previously payable to such Bank (each herein a “Prior Note”). Each of the parties hereto hereby acknowledges and agrees that each such new Revolving Note is a Revolving Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans evidenced by such Revolving Notes shall constitute Loans for all purposes under the Credit Agreement and the other Loan Documents. Each Bank agrees to return to Borrower the Prior Note payable to such Bank (if any) upon its receipt of a new Revolving Note under the terms of this Section 3.

Section 4. Conditions to Effectiveness. Section 1 and 2 of this Supplement shall become effective only upon the satisfaction of the condition precedent that the Agent shall have received on or before the effective date hereof (the “Effective Date”) all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

(a) Resolutions. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower of this Supplement and the Revolving Notes executed pursuant hereto or a certification that the resolutions have not changed since the certified copies were delivered at closing;

(b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the name of each officer of Borrower who is authorized to sign this Supplement and the Revolving Notes executed pursuant hereto (including the certificates contemplated herein) together with specimen signatures of each such officer;

(c) Certificate of Incorporation. The certificate of incorporation of Borrower certified by the Secretary of State of the state of incorporation of Borrower and dated a current date or a certification that the certificate of incorporation has not changed since the certified copies were delivered at closing;

(d) Bylaws. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower or a certification that the bylaws have not changed since the certified copies were delivered at closing;

(e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower, each dated a current date;

(f) Revolving Notes. The Revolving Notes required to be executed by Borrower pursuant hereto; and

(g) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorney’s fees) referred to in Section 13.1 of the Credit Agreement, to the extent incurred, shall have been paid in full by the Borrower.

Section 5. Representations and Warranties. In order to induce the Banks to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Borrower and Parent each represent and warrant to Agent and each Bank that (a) this Supplement and the Revolving Notes executed pursuant hereto are Loan Documents as defined in the Credit Agreement; (b) the representations

INCREASED COMMITMENT SUPPLEMENT, Page 2

and warranties of Borrower and Parent contained in Article VII of the Credit Agreement are true and correct; provided, however, that the reference in Section 7.2 of the Credit Agreement, to financial statements will be deemed for purposes of this Supplement to refer to the most recent year end and interim financial statements delivered to Agent pursuant to Section 8.1 of the Credit Agreement; (c) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default; and (d) AS OF THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH, IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT. PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY (BY ITS EXECUTION OF THIS AGREEMENT BELOW), REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. TO INDUCE AGENT AND THE BANKS TO ENTER INTO THIS SUPPLEMENT, PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT AND THE BANKS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH PARENT, BORROWER OR ANY OTHER OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 6. Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Parent, the Agent, and the Banks party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 7. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 13.1 of the Credit Agreement incurred by the Agent and its counsel with respect to this Supplement and the documents and transactions contemplated hereby shall be for the account of Borrower.

Section 8. Applicable Law. This Agreement and the Revolving Notes executed pursuant hereto shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 9. Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the

INCREASED COMMITMENT SUPPLEMENT, Page 3

same document. This Supplement (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Borrower, Parent, the Banks and receipt by Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10. ENTIRE AGREEMENT. THIS SUPPLEMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS SUPPLEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS SUPPLEMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 11. Survival. All representations and warranties made in this Supplement or any other Loan Document including any Loan Document furnished in connection with this Supplement shall survive the execution and delivery of this Supplement and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HORIZON HEALTH CORPORATION
HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank who was the successor in interest by merger to The Chase Manhattan Bank, who was successor in interest by merger to the Chase Bank of Texas, National Association who was formerly know as Texas Commerce Bank National Association), individually as a Bank and as Agent

By:
Name:
Title:

INCREASED COMMITMENT SUPPLEMENT, Page 4

New Total Revolving Commitment:	[BANK],
$

By:
Name:
Title:

New Total Revolving Commitment:	[NEW BANK],
$

By:
Name:
Title:

INCREASED COMMITMENT SUPPLEMENT, Page 5

EXHIBIT E

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Loan Change Notice

EXHIBIT E, Cover Page

LOAN CHANGE NOTICE

JPMorgan Chase Bank, N.A., as Agent

2200 Ross Avenue

5th Floor

Dallas, Texas 75201

Ladies and Gentlemen:

This Loan Change Notice (the “Notice”) is being delivered pursuant to Section 4.3 of that certain Third Amended and Restated Credit Agreement (as amended, the “Agreement”) dated as of June 10, 2005, among the Horizon Health Corporation (“Parent”), Horizon Mental Health Management, Inc. (“Borrower”), the banks and lending institutions named therein (the “Banks”), and JPMorgan Chase Bank, N.A., as agent for the Banks (“Agent”). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, as an authorized officer of Borrower, and not individually, does hereby give to the Agent and the Banks notice that it requests [check and complete whichever is applicable]:

☐ The Revolving Commitments be terminated;

☐ A reduction of the Revolving Commitments in the aggregate amount of $                    6 be made;

☐ The Banks make an advance under the Revolving Commitments on                          (which is a Business Day) in an aggregate amount equal to                      and upon the terms set forth below:

Account	Amount[7]
Base Rate	$	______________

Interest Period[8]
Eurodollar	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months

[6]	Not less than $3,000,000.

[7]	Not less than $500,000 (and in integral multiples of $100,000) if a Base Rate Account, or not less than $1,000,000 (and in integral multiples of $100,000) if a Eurodollar Account, and not greater than the Revolving Commitments then available.

[8]	Which shall be subject to the definition of “Interest Period” and end not later than the Revolving Termination Date.

LOAN CHANGE NOTICE, Page 1

☐ A [Continuation] [Conversion] [prepayment] under the Agreement on                          (which is a Business Day) and upon the terms set forth below:

Account	Amount
Base Rate	$	______________

Interest Period[10]
Eurodollar	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months
	$	______________	________ Months

Borrower certifies that on the date hereof: (a) all of the representations and warranties contained in Article VII of the Agreement and in the other Loan Documents are true and correct on and as of the date of such reduction, termination, borrowing, Conversion, Continuation, or prepayment, as applicable, with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date and (b) no default shall have occurred and be continuing, or result from such reduction, termination, borrowing, Conversion, Continuation, or prepayment, as applicable.

IN WITNESS WHEREOF, the undersigned has executed this Notice effective this                      day of                     ,         .

HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:
Name:
Title:

[9]	Not less than $500,000 (and in integral multiples of $100,000) if a Base Rate Account or prepayment, or not less than $1,000,000 (and in integral multiples of $100,000) if a Eurodollar Account, and not greater than the Revolving Commitments then available.

[10]	Which shall be subject to the definition of “Interest Period” and end not later than the Revolving Termination Date. Loans subject to a Eurodollar Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless the requirements of Section 4.4 of the Agreement are satisfied.

LOAN CHANGE NOTICE, Page 2

EXHIBIT F

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Letter of Credit Notice

EXHIBIT F, Cover Page

LETTER OF CREDIT NOTICE

JPMorgan Chase Bank, N.A., as Agent

2200 Ross Avenue

5th Floor

Dallas, Texas 75201

Ladies and Gentlemen:

This Letter of Credit Notice (the “Notice”) is being delivered pursuant to Section 2.7(b) of that certain Third Amended and Restated Credit Agreement (as amended, the “Agreement”) dated as of June 10, 2005, among the Horizon Health Corporation (“Parent”), Horizon Mental Health Management, Inc. (“Borrower”), the banks and lending institutions named therein (the “Banks”), and JPMorgan Chase Bank, N.A., as agent for the Banks (“Agent”). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, as an authorized officer of Borrower, and not individually, does hereby give to the Agent and the Banks notice that it requests [check and complete whichever is applicable]:

☐ That Letter of Credit number                  in the face amount of $                     issued in favor of                      to expire on                      be [amended] [renewed] [extended] on                          (which shall be a Business Day) upon the terms set forth below:

Beneficiary (name and address)	LC #	Face Amount	Expiration Date[11]

☐ The Issuing Bank Issue a Letter of Credit on                      (which is a Business Day) upon the terms set forth below:

Beneficiary (name and address)	LC #	Face Amount	Expiration Date[12]

Borrower certifies that on the date hereof: (a) all of the representations and warranties contained in Article VII of the Agreement and in the other Loan Documents are true and correct on and as of the date of such issuance, amendment, renewal, or extension, as applicable, with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; (b) no default shall have occurred and be continuing, or result from such issuance, amendment, renewal, or extension, as applicable; and(c) after giving affect to such issuance, amendment, renewal, or extension, as applicable, the LC Exposure does not exceed Twenty-Five Million dollars ($25,000,000) and the sum of the Revolving Exposures does not exceed the aggregate amount of the Revolving Commitments.

[11]	Which shall expire on the date approved by the Issuing Bank or at or prior to the close of business on the earlier of (a) the date one year after the renewal or extension of such Letter of Credit and (b) the date that is five Business Days prior to the Revolving Termination Date

[12]	Which shall expire on the date approved by the Issuing Bank or at or prior to the close of business on the earlier of (a) the date one year after the issuance of such Letter of Credit and (b) the date that is five Business Days prior to the Revolving Termination Date

LETTER OF CREDIT NOTICE, Page 1

IN WITNESS WHEREOF, the undersigned has executed this Notice effective this                      day of                     ,         .

HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:
Name:
Title:

LETTER OF CREDIT NOTICE, Page 2

SCHEDULE 1.1(a)

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Revolving Commitments

BANK	AMOUNT
1. JPMorgan Chase Bank, N.A.	$25,000,000.00
2. Bank of America, National Association	$25,000,000.00
3. Wells Fargo Bank Texas, National Association	$25,000,000.00
4. KeyBank National Association	$25,000,000.00
5. Wachovia Bank, National Association	$15,000,000.00
6. Amegy Bank, National Association	$10,000,000.00

Total	$125,000,000.00

SCHEDULE 1.1(a), Solo Page

SCHEDULE 1.1(b)

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Security Documents

1. Security Agreement (Borrower) executed by Horizon Health Corporation and Agent, dated as of December 9, 1997.

2. Pledge and Security Agreement (Borrower) executed by Horizon Health Corporation and Agent, dated as of December 9, 1997:

a.	Pledge Amendment dated as of June 1, 1998

b.	Pledge Amendment dated as of August 1, 1998

c.	Pledge Amendment dated as of July 3, 2002

3. Unconditional Guaranty Agreement executed by Horizon Mental Health Management, Inc., Mental Health Outcomes, Inc., HHG Colorado, Inc., Geriatric Medical Care, Inc., Specialty Rehab Management, Inc. (who is now Horizon Health Physical Rehabilitation Services, Inc. ), Acorn Behavioral Healthcare Management Corporation, HHMC Partners, Inc., and Florida Professional Psychological Services, Inc., dated as of December 9, 1997

4. Parent Joinder Agreement dated as of November 15, 2000

5. Subsidiary Security Agreement dated as of December 9, 1997

6. First Amendment to Subsidiary Security Agreement dated as of November 15, 2000

7. Second Amendment to Subsidiary Security Agreement dated as of December 20, 2000

8. Acknowledgment and Reaffirmation dated as of August 25, 2003 evidencing Employee Assistance Programs International, LLC’s and Occupational Health Consultants of America, LLC’s continuing obligations under the Subsidiary Security Agreement and the Guaranty Agreement as required by the Credit Agreement

9. Pledge and Security Agreement of Horizon Mental Health Management, Inc., dated as of December 9, 1997

a.	Pledge Amendment dated as of May 19, 1998

b.	Pledge Amendment dated as of November 15, 2000

c.	Pledge Amendment dated as of August 25, 2003

d.	Pledge Amendment dated as of April 1, 2004

e.	Pledge Amendment dated as of June 1, 2004

f.	Pledge Amendment dated as of March 1, 2005

10. Pledge and Security Agreement of FPMBH of Texas, Inc., dated as of November 15, 2000

11. Subsidiary Joinder Agreement of FPM Behavioral Health, Inc., dated as of June 1, 1998 (name changed to Horizon Behavioral Services, Inc.)

SCHEDULE 1.1(b), Page 1

12. Pledge and Security Agreement of FPM Behavioral Health, Inc., dated as of June 1, 1998 (name changed to Horizon Behavioral Services, Inc.)

a.	Pledge Amendment dated as of September 10, 1998

b.	Pledge Amendment dated as of November 15, 2000

c.	Pledge Amendment dated as of December 20, 2001

d.	Pledge Amendment dated as of February 28, 2002

e.	Pledge Amendment dated as of November 12, 2002

f.	Pledge Amendment dated as of August 25, 2003

13. Subsidiary Joinder Agreement of Arizona Psychiatric Affiliates, Inc., dated as of June 1, 1998 (merged into Florida Psychiatric Associates, Inc.)

14. Subsidiary Joinder Agreement of Florida Psychiatric Associates, Inc., dated as of June 1, 1998

15. Subsidiary Joinder Agreement of FPM/Hawaii, Inc., dated as of June 1, 1998 (merged into Horizon Behavioral Services, Inc.)

16. Subsidiary Joinder Agreement of Florida Psychiatric Management, Inc., dated as of June 1, 1998

17. Pledge and Security Agreement of Florida Psychiatric Management, Inc., dated as of June 1, 1998

18. Subsidiary Joinder Agreement of FPM of Louisiana, Inc., dated as of June 1, 1998 (merged into Horizon Behavioral Services, Inc.)

19. Subsidiary Joinder Agreement of FPM Management, Inc., dated as of June 1, 1998 (merged into Horizon Behavioral Services, Inc.)

20. Subsidiary Joinder Agreement of FPM of Ohio, Inc., dated as of June 1, 1998 (merged into Horizon Behavioral Services, Inc.)

21. Subsidiary Joinder Agreement of FPM of Utah, Inc., dated as of June 1, 1998 (merged into Horizon Behavioral Services, Inc.)

22. Subsidiary Joinder Agreement of FPM/Southeast, Inc., dated as of June 1, 1998 (merged into Horizon Behavioral Services, Inc.)

23. Subsidiary Joinder Agreement of FPM of West Virginia, Inc., dated as of June 1, 1998 (merged into Horizon Behavioral Services, Inc.)

24. Subsidiary Joinder Agreement of FPMBH of Arizona, Inc., dated as of June 1, 1998

25. Subsidiary Joinder Agreement of FPMBH Clinical Services, Inc., dated as of June 1, 1998 (merged into Florida Psychiatric Associates, Inc.)

26. Pledge and Security Agreement of FPMBH Clinical Services, Inc., dated as of June 1, 1998 (merged into Florida Psychiatric Associates, Inc.)

27. Subsidiary Joinder Agreement of FPMBH of Texas, Inc., dated as of June 1, 1998

SCHEDULE 1.1(b), Page 2

28. Subsidiary Joinder Agreement of Horizon Behavioral Services-Colorado, Inc., and HMHM of Tennessee, Inc., dated as of November 15, 2000

29. Subsidiary Joinder Agreement of Occupational Health Consultants of America, Inc., Employee Assistance Services, Inc., and Resource EAP, Inc., dated as of December 20, 2001

30. Pledge and Security Agreement of Occupational Health Consultants of America, Inc., dated as of December 20, 2001

a.	Pledge Amendment dated as of February 28, 2002

31. Subsidiary Joinder Agreement of Horizon Behavioral Services IPA, Inc., Horizon Behavioral Services of New Jersey, Inc., and Horizon Behavioral Services of New York, Inc.

32. Subsidiary Joinder Agreement of ProCare One Nurses, LLC dated as of July 3, 2002

33. Subsidiary Joinder Agreement of Employee Assistance Programs International, Inc., dated as of November 12, 2002

34. Subsidiary Joinder Agreement of Horizon Behavioral Services of Florida, LLC and Florida Psychiatric Associates, LLC dated as of August 25, 2003

35. Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement executed by Horizon Health Corporation dated as of August 25, 2003, and recorded in Denton County, Texas on September 4, 2003, at Volume 5410, Page 1477, Instrument 147173

36. UCC-1 Fixture Financing Statement regarding Horizon Health Corporation recorded in Denton County, Texas on September 4, 2003, at Instrument Number 2003-R0147231

37. Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement dated February 10, 2004, executed by Parent and filed in Denton County, Texas real estate records on February 25, 2004, at Instrument Number 2004-23470

38. UCC-1 Financing Statement filed against Parent with the Delaware Secretary of State covering the collateral described in the Deed of Trust (also covers real property described in Deed of Trust dated August 2003) on February 13, 2004, Instrument Number 40409716

39. UCC-1 Fixture Filing filed against Parent in the real property records of Denton County, Texas on February 18, 2004, Instrument Number 2004-20447

40. Subsidiary Joinder Agreement of HHC Indiana, Inc. dated as of April 1, 2004

41. Commercial Mortgage, Absolute Assignment of Rents, Security Agreement and Financing Statement covering the property located at 1800 North Oak Road, Plymouth, IN 46563, filed in the real property records of Marshall County, Indiana as Instrument No. 200402565 on April 5, 2004

42. UCC-1 Financing Statement filed against HHC Indiana, Inc. with the Indiana Secretary of State covering the collateral described in the Deed of Trust on April 5, 2004 at file number 200400003161704

43. UCC-1 Fixture Filing filed against HHC Indiana, Inc. in the real property records of Marshall County, Indiana on April 5, 2004 at file number U20040117

44. Subsidiary Joinder Agreement of HHC Poplar Springs, Inc. dated as of April 19, 2004

SCHEDULE 1.1(b), Page 3

45. Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement covering property located in the City of Petersburg, Virginia, filed in the real property records of the City of Petersburg, Virginia as Instrument No. 040002400 on June 1, 2004

46. UCC-1 Financing Statement filed against HHC Poplar Springs, Inc. with the Virginia Secretary of State covering the collateral described in the Deed of Trust on June 10, 2004, at File No. 04-06-10-7333-3

47. UCC-1 Fixture Financing Statement filed against HHC Poplar Springs, Inc. with the City of Petersburg, Virginia, File No. 31, on June 10, 2004

48. Subsidiary Joinder Agreement of HHC Ohio, Inc. dated as of March 1, 2005

SCHEDULE 1.1(b), Page 4

SCHEDULE 7.6

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Rights in Properties; Liens

Owned Locations:

Name of Obligated Party	Street Address	City	State	Zip Code
Horizon Health Corporation	1500 Waters Ridge Drive	Lewisville	Texas	75057
Horizon Health Corporation	1550 Waters Ridge Drive	Lewisville	Texas	75057
HHC Indiana, Inc.	1800 N. Oak Road	Plymouth	Indiana	46563
HHC Poplar Springs, Inc.	350 Poplar Drive	Petersburg	Virginia	23805
HHC Poplar Springs, Inc.	240 Wagner Road	Petersburg	Virginia	23805
HHC Poplar Springs, Inc.	19103 White Oak Road	Sutherland	Virginia	23885

Real Property Descriptions:

Description for 1500 Waters Ridge Drive, Lewisville, Texas 75057

Being Lot 2D, in Block B, of WATERS RIDGE ADDITION, PHASE 1, an Addition to the City of Lewisville, Denton County, Texas, according to the Map thereof recorded in Cabinet L, Page 365, of the Plat Records of Denton County, Texas.

Description for 1550 Waters Ridge Drive, Lewisville, Texas 75057

Being Lot 2C, in Block B, of WATERS RIDGE ADDITION, PHASE 1, an Addition to the City of Lewisville, Denton County, Texas, according to the Map thereof recorded in Cabinet L, Page 365, of the Plat Records of Denton County, Texas.

Description for 1800 N. Oak Road, Plymouth, Indiana 46563

Beginning Five Hundred Fifty-six and zero hundredths (556.00’) feet North 0°00’00” East (record bearing) of the Southwest corner of the Northwest Quarter (NW 1/4) of Section 32, Township 34 North, Range 2 East, City of Plymouth, Marshall County, Indiana, on the West line of said Northwest Quarter (NW 1/4) (centerline of North Oak Road); thence South 65°37’54” East One Hundred Twenty-six and forty-seven hundredths (126.47’) feet; thence North 90°00’00” East One thousand and sixty-four hundredths (1000.64’) feet to the Southwesterly line of the Nickel Plate railroad right-of-way; thence North 46°18’15” West Eight Hundred Seventy-one and fifty-eight hundredths (871.58’) feet along said Southwesterly railroad right-of-way line; thence North 89°59’29” West Four Hundred Eighty-five and sixty-eight hundredths (485.68’) feet to said West line of the Northwest Quarter (NW 1/4) (centerline of North Oak Road); thence South 0°00’00” West Five Hundred Fifty and zero hundredths (550.00’) feet along said West line of the Northwest Quarter (NW 1/4) to the point of beginning, all in the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of Section 32, Township 34 North, Range 2 East, City of Plymouth, Marshall County, Indiana.

Description for 350 Poplar Drive Petersburg, Virginia 23805

Situated, lying and being all that certain piece or parcel of land located in the City of Petersburg, Virginia and being more particularly described as follows:

Commencing at point on the southern right of way line of Wagner Road and the southern right of way line of Poplar Drive, thence along the said right of way line of Poplar Drive South 81 degrees 25 minutes 00 seconds East a distance of 398.72 feet to a set rod, said rod being True Point And Place Of Beginning, thence continuing along said southern right of way line Poplar Drive South 81 degrees 25 minutes 00

SCHEDULE 7.6, Page 1

seconds East a distance of 350.91 feet to a found rod, thence leaving said right of way line South 20 degrees 09 minutes 21 seconds East a distance of 937.78 feet to a found pipe, said pipe lying on the northern right of way line of Seyler Drive, thence along said right of way line South 70 degrees 09 minutes 30 seconds West a distance of 100.00 feet to a found rod, thence leaving said right of way line of Seyler Drive North 19 degrees 45 minutes 06 seconds West a distance of 165.87 feet to a pipe found, thence South 70 degrees 00 minutes 27 seconds West a distance of 1135.70 feet to a rod found, thence North 23 degrees 27 minutes 15 seconds West a distance of 799.68 feet to a rod found, thence North 68 degrees 28 minutes 40 seconds East a distance of 24.04 feet to a found pipe, thence North 67 degrees 37 minutes 22 seconds East a distance of 224.81 feet to a found pipe, thence North 67 degrees 34 minutes 37 seconds East a distance of 379.25 feet to a found rod, thence South 81 degrees 25 minutes 00 seconds East a distance of 196.40 feet to a set rod, thence North 08 degrees 35 minutes 00 seconds East a distance of 93.66’ to a set rod, thence along a curve to the right having a radius of 1160.80 feet, an interior angle of 07 degrees 27 minutes 51 seconds, and arc length of 151.22 feet, a chord bearing of North 42 degrees 14 minutes 38 seconds East and a chord distance of 151.12 feet to a set rod, thence along a non tangent curve to the right having a radius of 50.00 feet, an interior angle of 69 degrees 14 minutes 59 seconds, an arc length of 60.43 feet, a chord bearing of North 26 degrees 09 minutes 24 seconds West and a chord distance of 56.82 feet to a set rod, said rod being True Point And Place Of Beginning, and containing 24.053 acres of land, more or less.

BEING a part of the same real estate conveyed to PSH Acquisition Corporation, a Virginia corporation, by deed from The Most Reverend Walter F. Sullivan, Bishop of the Catholic Diocese of Richmond, Virginia, dated June 22, 2002, recorded July 19, 2002, in the Clerk’s Office, Circuit Court, City of Petersburg, Virginia, as Instrument No. 02-002739.

Description for 240 Wagner Road Petersburg, Virginia 23805

Situated, lying and being all that certain piece or parcel of land located in the City of Petersburg, Virginia and being more particularly described as follows:

Commencing at a point on the southern right of way line of Wagner Road and the southern right of way line of Poplar Drive, thence along the said right of way line of Poplar Drive South 81 degrees 09 minutes 46 seconds East a distance of 1241.46 feet to a found pipe, said pipe being True Point And Place Of Beginning, thence continuing along said southern right of way line Poplar Drive South 81 degrees 09 minutes 46 seconds East a distance of 230.10 feet to a found rod, thence South 77 degrees 50 minutes 06 seconds East a distance of 21.21 feet to a point, said point lying on the southwestern right of way line of Interstate 95, thence leaving the southern right of way line of Poplar Drive, and continuing along the said right of way line of Interstate 95 along a curve to the left having a radius of 465.00 feet, a length of 221.47 feet, an interior angle of 27 degrees 17 minutes 22 seconds, a chord bearing South 67 degrees 39 minutes 33 seconds East, a chord distance of 219.39 feet to a set rod, thence South 81 degrees 18 minutes 14 seconds East a distance of 188.43 feet to a found rod, thence along a curve to the right having a radius of 535.00 feet, a length 489.03 feet, an interior angle of 52 degrees 22 minutes 21 seconds, a chord bearing South 55 degrees 07 minutes 03 seconds East, a chord distance of 472.18 feet to a found rod, thence South 21 degrees 44 minutes 06 seconds East a distance of 480.11 feet to a found pipe, thence leaving said right of way line of Interstate 95 South 85 degrees 45 minutes 20 seconds West a distance of 815.63 feet to a found rod, thence South 85 degrees 44 minutes 24 seconds West a distance of 47.41 feet to a found pipe, thence North 20 degrees 08 minutes 42 seconds West a distance of 992.31 feet to a found pipe, said pipe being True Point And Place of Beginning, and containing 15.528 acres of land, more or less

BEING the same property conveyed to PSH Acquisition Corporation by deed from Poplar Springs Holding Company, Inc., dated February 14,1997, recorded February 14,1997, in the Clerk’s Office, Circuit Court, City of Petersburg, Virginia, in Deed Book 567, page 262.

SCHEDULE 7.6, Page 2

Description for 19103 White Oak Road Sutherland, Virginia 23885

Situated, lying and being all that certain piece or parcel of land located in the Rowanty District of Dinwidie County, Virginia and being more particularly described as follows:

Commencing at point at the intersection of the western right of way line of Boisseau Road and the southern right of way line of White Oak Road, thence along the said right of way line of White Oak Road in an easterly direction approximately 0.2 mile to a found rod, said rod being True Point And Place Of Beginning, thence continuing along said southern right of way line of White Oak Road North 81 degrees 29 minutes 05 seconds East a distance of 299.47 feet to a set rod, thence leaving said right of way line south 00 degrees 06 minutes 36 seconds West a distance of 1637.82 feet to a found pipe, thence North 84 degrees 58 minutes 14 seconds West a distance of 235.49 feet to a found rod, thence North 04 degrees 06 minutes 48 seconds East a distance of 269.00 feet to a set rod, thence North 03 degrees 17 minutes 33 seconds West a distance of 298.50 feet to a found 36 inch poplar tree, thence North 13 degrees 14 minutes 10 seconds West a distance of 234.04 feet to a found pipe, thence North 00 degrees 03 minutes 56 seconds West a distance of 778.55 feet to a found rod, said rod lying on the southern right of way line of White Oak Road and being the True Point and Place Of Beginning, and containing 9.711 acres of land more or less.

BEING the same real estate conveyed to HHC Poplar Springs, Inc., a Virginia corporation, by deed from PSH Acquisition Corporation, a Virginia corporation, dated June 1, 2004, recorded June 1, 2004, in the Clerk’s Office, Circuit Court, Dinwiddie County, Virginia, as Deed No. 04-2549.

SCHEDULE 7.6, Page 3

SCHEDULE 7.14

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

List of Subsidiaries

I. FIRST TIER SUBSIDIARIES
	Subsidiary	Parent	% Ownership	Type	Jurisdiction	Type	Equity Authorized	Equity Issued and Outstanding
1.	Horizon Health Physical Rehabilitation Services, Inc.	Parent	100%	Corporation	Delaware	Common stock $.01 par value	10,000	9,494

2.	Horizon Mental Health Management, Inc. (“Borrower”)	Parent	100%	Corporation	Texas	Common stock $.01 par value	1,000	1,000

3.	Horizon Behavioral Services, Inc. (“HBS”)	Parent	100%	Corporation	Delaware	Common stock $.01 par value	1,000	1,000

4.	ProCare One Nurses, LLC	Parent	100%	Limited liability company	Delaware	Membership Interest	N/A	N/A

SECOND TIER SUBSIDIARIES

5.	HHMC Partners, Inc. (“HHMC”)	Borrower	100%	Corporation	Delaware	Common stock $.10 par value	10,000	1,000

6.	Mental Health Outcomes, Inc.	Borrower	100%	Corporation	Delaware	Common stock $.01 par value	10,000	1,000

7.	HMHM of Tennessee, Inc.	Borrower	100%	Corporation	Tennessee	Common stock $.01 par value	10,000	1,000

SCHEDULE 7.14, Page 1

	Subsidiary	Parent	% Ownership	Type	Jurisdiction	Type	Equity Authorized	Equity Issued and Outstanding
8.	Florida Psychiatric Associates, LLC	HBS	100%	Limited liability company	Florida	Membership Interest	N/A	N/A

9.	Occupational Health Consultants of America, LLC (“OHCA”)	HBS	100%	Limited liability company	Tennessee	Membership Interest	N/A	N/A

10.	HHC Indiana, Inc.	Borrower	100%	Corporation	Indiana	Common stock $1.00 par value	1,000	1,000

11.	HHC Poplar Springs, Inc.	Borrower	100%	Corporation	Virginia	Common stock $1.00 par value	1,000	1,000

12.	Horizon Behavioral Services of Florida, LLC	HBS	100%	Limited liability company	Florida	Membership Interest	N/A	N/A

13.	Health and Human Resource Center, Inc. d/b/a Integrated Insights	HBS	100%	Corporation	California	Common stock	10,000	1,000

14.	Employee Assistance Programs International, LLC	HBS	100%	Limited liability company	Colorado	Membership Interest	N/A	NA

15.	HHC Ohio, Inc. (“HHC Ohio”)	Borrower	100%	Corporation	Ohio	Common stock $1.00 par value	1,000	1,000

16.	Friends GP, LLC (“FGP”)	Borrower	100%*	Limited liability company	Pennsylvania	Membership Interest	N/A	N/A

17.	Friends Behavioral Health System, LP (“Friends LP”)	Borrower/ FGP	99.9%/ 0.1%*	Limited Partnership	Pennsylvania	Limited Partner Interest/ General Partner Interest	N/A	N/A

SCHEDULE 7.14, Page 2

	Subsidiary	Parent	% Ownership	Type	Jurisdiction	Type	Equity Authorized	Equity Issued and Outstanding
18.	HHC Pennsylvania, LLC	Borrower	100%	Limited liability company	Pennsylvania	Membership Interest	N/A	N/A

19.	HHC River Park, Inc.	Borrower	100%	Corporation	West Virginia	Common stock $1.00 par value	1,000	1,000

II. THIRD TIER SUBSIDIARIES

20.	AHG Partnership	HHMC	60%	General Partnership	Texas	General partner Interest	N/A	N/A

21.	Employee Assistance Services, Inc.	OHCA	100%	Corporation	Kentucky	Common stock No par value	2,000	100

22.	Laurelwood Associates Trust (“Trust”)	HHC Ohio	100%	Business Trust	Ohio	Beneficial trust interests	100	100

23.	Laurelwood Associates, Inc.	Trust	100%	Professional Corporation	Ohio	Common stock No par value	750	100

*	Upon the closing of the transactions contemplated by the Friends Acquisition Agreement, Borrower will own an 80% membership interest in FGP and a 79.92% limited partner interest in Friends LP; FGP will continue to hold its 0.1% general partner interest in Friends LP.

SCHEDULE 7.14, Page 3

SCHEDULE 9.1

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Debt

NONE.

SCHEDULE 9.1 – Debt, Solo Page

SCHEDULE 9.2

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Existing Liens

NONE.

SCHEDULE 9.2 – Existing Liens, Solo Page

SCHEDULE 9.5

TO

HORIZON HEALTH CORPORATION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Existing Investments

NONE.

SCHEDULE 9.5 – Existing Investments, Solo Page